Filed Pursuant To Rule 424(b)(5)
Registration No. 333-162451
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum
Securities To Be Registered	Aggregate Offering Price	Amount of Registration Fee(1)
Common Shares	$200,000,000	$11,160.00

(1)	This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (No. 333-162451) filed by Developers Diversified Realty Corporation on October 13, 2009.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 13, 2009)

Developers Diversified Realty Corporation

Common Shares

We may offer and sell up to $200,000,000 of our common shares from time to time through BNY Mellon Capital Markets, LLC, or BNYMCM, as our agent under a sales agency financing agreement.

The common shares will be offered at market prices prevailing at the time of sale. We will pay BNYMCM a commission equal to 1.0% of the sales price of all common shares sold through it as our agent.

Our common shares are listed on the New York Stock Exchange under the symbol “DDR.” The last reported sales price of our common shares on November 6, 2009 was $7.91 per share.

Investing in our common shares involves risks. Before investing in our common shares, you should carefully read the discussion of material risks of investing in our common shares on page S-1 of this prospectus supplement under the heading “Risk Factors,” as well as the risk factors discussed in the documents we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, and which we incorporate into this prospectus supplement by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BNY Mellon Capital Markets, LLC

The date of this prospectus supplement is November 9, 2009.

Prospectus Supplement

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide as if we had authorized it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference is correct on any date after their respective dates, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our common shares under a sales agency financing agreement. The second part is the accompanying prospectus, dated October 13, 2009, which we refer to as the “accompanying prospectus.” Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. The accompanying prospectus contains a description of our common shares and gives more general information, some of which may not apply to the common shares. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed and is incorporated into this prospectus by reference, on the other hand, the information in this prospectus supplement shall control.

Before you invest in our common shares, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus forms a part, this prospectus and the documents incorporated by reference into this prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference of Certain Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “the Company” or “DDR” mean Developers Diversified Realty Corporation and all entities owned or controlled by Developers Diversified Realty Corporation.

FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference contain “forward-looking” information, as defined in the Private Securities Litigation Reform Act of 1995, that is based on current expectations, estimates and projections. Forward-looking information includes, without limitation, statements related to acquisitions (including any related pro forma financial information) and other business development activities, future capital expenditures, financing sources and availability and the effects of environmental and other regulations. Although we believe that the expectations reflected in those forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. For this purpose, any statements contained herein that are not statements of historical fact should be deemed to be forward-looking statements. Without limiting the foregoing, the words “will,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “projects,” “intends,” “potential,” “forecasts” and similar expressions are intended to identify forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could cause actual results to differ materially from those expressed or implied in the forward-looking statements and could materially affect our actual results, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We expressly state that we have no current intention to update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•	We are subject to general risks affecting the real estate industry, including the need to enter into new leases or renew leases on favorable terms to generate rental revenues, and the current economic downturn may adversely affect the ability of our tenants, or new tenants, to enter into new leases or the ability of our existing tenants to renew their leases at rates at least as favorable as their current rates;

•	We could be adversely affected by changes in the local markets where our properties are located, as well as by adverse changes in national economic and market conditions;

•	We may fail to anticipate the effects on our properties of changes in consumer buying practices, including catalog sales and sales over the Internet and the resulting retailing practices and space needs of our tenants or a general downturn in our tenants’ businesses, which may cause tenants to close stores;

•	We are subject to competition for tenants from other owners of retail properties, and our tenants are subject to competition from other retailers and methods of distribution. We are dependent upon the successful operations and financial condition of our tenants, in particular of our major tenants, and could be adversely affected by the bankruptcy of those tenants;

•	We rely on major tenants, which make us vulnerable to changes in the business and financial condition of, or demand for our space, by such tenants;

•	We may fail to dispose of properties on favorable terms. In addition, real estate investments can be illiquid, particularly as prospective buyers may experience increased costs of financing or difficulties obtaining financing, and could limit our ability to promptly make changes to our portfolio to respond to economic and other conditions;

•	We may not realize the intended benefits of acquisition or merger transactions. The acquired assets may not perform as well as we anticipated, or we may not successfully integrate the assets and realize the improvements in occupancy and operating results that we anticipate. The acquisition of certain assets may subject us to liabilities, including environmental liabilities;

•	We may fail to identify, acquire, construct or develop additional properties that produce a desired yield on invested capital, or may fail to effectively integrate acquisitions of properties or portfolios of properties. In addition, we may be limited in our acquisition opportunities due to competition, the inability to obtain financing on reasonable terms or any financing at all and other factors;

•	We may abandon a development opportunity after expending resources if we determine that the development opportunity is not feasible due to a variety of factors, including a lack of availability of construction financing on reasonable terms, the impact of the current economic environment on prospective tenants’ ability to enter into new leases or pay contractual rent, or our inability to obtain all necessary zoning and other required governmental permits and authorizations;

•	We may not complete development projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, governmental approvals, material shortages or general economic downturn resulting in limited availability of capital, increased debt service expense and construction costs and decreases in revenue;

•	Our financial condition may be affected by required debt service payments, the risk of default and restrictions on our ability to incur additional debt or enter into certain transactions under our credit facilities and other documents governing our debt obligations. In addition, we may encounter difficulties in obtaining permanent financing or refinancing existing debt. Borrowings under our revolving credit facilities are subject to certain representations and warranties and customary events of default, including any event that has had or could reasonably be expected to have a material adverse effect on our business or financial condition;

•	Changes in interest rates could adversely affect the market price of our common shares, as well as our performance and cash flow;

•	Debt and/or equity financing for us to continue to grow and operate our business may not be available or may not be available on favorable terms or at all;

•	Recent disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our common shares;

•	We are subject to complex regulations related to our status as a real estate investment trust, or REIT, and would be adversely affected if we failed to qualify as a REIT;

•	We must make distributions to shareholders to continue to qualify as a REIT, and if we must borrow funds to make distributions, those borrowings may not be available on favorable terms or at all;

•	Joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that a partner or co-venturer may become bankrupt, may at any time have different interests or goals than ours and may take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT. In addition, a partner or co-venturer may not have access to sufficient capital to satisfy its funding obligations to the joint venture. The partner could default on the loans outside of our control. Furthermore, if the current constrained credit conditions in the capital markets persist or deteriorate further, we could be required to reduce the carrying value of our equity method investments if a loss in the carrying value of the investment is an other than temporary decline;

•	The outcome of pending or future litigation, including litigation with tenants or joint venture partners, may adversely effect our results of operations and financial condition;

•	We may not realize anticipated returns from our real estate assets outside the United States. We expect to continue to pursue international opportunities that may subject us to different or greater risks than those associated with our domestic operations. We own assets in Puerto Rico, an interest in an unconsolidated joint venture that owns properties in Brazil and an interest in consolidated joint ventures that were formed for the purpose of developing and owning properties in Canada, Russia and Ukraine;

•	International development and ownership activities carry risks that are different from those we face with our domestic properties and operations. These risks include:

•	Adverse effects of changes in exchange rates for foreign currencies;

•	Changes in foreign political or economic environments;

•	Challenges of complying with a wide variety of foreign laws including tax laws and addressing different practices and customs relating to corporate governance, operations and litigation;

•	Different lending practices;

•	Cultural and consumer differences;

•	Changes in applicable laws and regulations in the United States that affect foreign operations;

•	Difficulties in managing international operations; and

•	Obstacles to the repatriation of earnings and cash;

•	Although our international activities are currently a relatively small portion of our business, to the extent we expand our international activities, these risks could significantly increase and adversely affect our results of operations and financial condition;

•	We are subject to potential environmental liabilities;

•	We may incur losses that are uninsured or exceed policy coverage due to our liability for certain injuries to persons, property or the environment occurring on our properties; and

•	We could incur additional expenses in order to comply with or respond to claims under the Americans with Disabilities Act or otherwise be adversely affected by changes in government regulations, including changes in environmental, zoning, tax and other regulations.

THE COMPANY

We are a self-administered and self-managed REIT engaged in the business of acquiring, expanding, owning, developing, redeveloping, leasing, managing and operating shopping centers and enclosed malls.

Our executive offices are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, and our telephone number is (216) 755-5500. Our website is located at http://www.ddr.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our common shares involves a high degree of risk. You should carefully consider the risks described in “Item 1A — Risk Factors” of our most recent Annual Report on Form 10-K that has been filed with the Securities and Exchange Commission, or SEC, and incorporated herein by reference in its entirety, as well as other information in this prospectus and in any other documents incorporated into this prospectus by reference before purchasing any of our common shares. Each of the risks described in these sections and documents could adversely affect our business, financial condition and results of operations, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common shares pursuant to the sales agency financing agreement for working capital and general corporate purposes including, but not limited to: the repayment of our indebtedness; the redemption of outstanding securities; the acquisition or development of properties (including using the net proceeds for possible portfolio or asset acquisitions or in business combinations or joint ventures) as suitable opportunities arise; and the expansion and improvement of certain properties in our portfolio.

DESCRIPTION OF PREFERRED SHARES

Capitalization

Our articles of incorporation authorize us to issue up to:

•	750,000 Class A Cumulative Preferred Shares, without par value, or the Class A Shares, of which 460,000 shares have been designated as 9 1/2% Class A Cumulative Redeemable Preferred Shares;

•	750,000 Class B Cumulative Preferred Shares, without par value, or the Class B Shares, of which 177,500 shares have been designated as 9.44% Class B Cumulative Redeemable Preferred Shares;

•	750,000 Class C Cumulative Preferred Shares, without par value, or the Class C Shares, of which 460,000 shares have been designated as 8 3/8% Class C Cumulative Redeemable Preferred Shares;

•	750,000 Class D Cumulative Preferred Shares, without par value, or the Class D Shares, of which 230,000 shares have been designated as 8.68% Class D Cumulative Redeemable Preferred Shares;

•	750,000 Class E Cumulative Preferred Shares, without par value, or the Class E Shares, of which 750,000 shares have been designated as Class E Series I Cumulative Preferred Shares;

•	750,000 Class F Cumulative Preferred Shares, without par value, or the Class F Shares, of which 690,000 shares have been designated as 8.60% Class F Cumulative Redeemable Preferred Shares;

•	750,000 Class G Cumulative Preferred Shares, without par value, or the Class G Shares, of which 736,000 shares have been designated as 8% Class G Cumulative Redeemable Preferred Shares;

•	750,000 Class H Cumulative Preferred Shares, without par value, or the Class H Shares, of which 410,000 shares have been designated as 7 3/8% Class H Cumulative Redeemable Preferred Shares;

•	750,000 Class I Cumulative Preferred Shares, without par value, or the Class I Shares, of which 345,000 shares have been designated as 7.50% Class I Cumulative Redeemable Preferred Shares;

•	750,000 Class J Cumulative Preferred Shares, without par value, or the Class J Shares, of which 450,000 shares have been designated as 9% Class J Cumulative Redeemable Preferred Shares;

•	750,000 Class K Cumulative Preferred Shares, without par value, or the Class K Shares, of which 350,000 shares have been designated as 8 7/8% Class K Cumulative Redeemable Preferred Shares;

•	750,000 Noncumulative Preferred Shares, without par value, or the noncumulative shares; and

•	2,000,000 Cumulative Voting Preferred Shares, without par value, or the cumulative voting preferred shares.

General

We refer to the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the noncumulative shares collectively as the nonvoting preferred shares.

The outstanding nonvoting preferred shares are represented by depositary shares. Each depositary share represents a fractional interest in the respective preferred share. The preferred shares have been deposited with a depositary, under a deposit agreement between us, the depositary and the holders from time to time of the depositary receipts issued under the deposit agreement. The depositary receipts evidence the depositary shares. Each holder of a depositary receipt evidencing a depositary share will be entitled to all the rights and preferences of a fractional interest in a corresponding preferred share, including dividend, voting, redemption and liquidation rights and preferences.

The following description summarizes certain general terms and provisions of each class of nonvoting preferred shares and the cumulative voting preferred shares. This summary may not contain all of the information that is important to you. For more detail, you should refer to the applicable provisions of our articles of incorporation and code of regulations that are filed as exhibits to the registration statement of which this prospectus forms a part.

Except as discussed below, the nonvoting preferred shares rank on a parity with each other and are identical to each other. The cumulative voting preferred shares rank equally, except with respect to voting rights, with all of the nonvoting preferred shares. Dividends on the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the cumulative voting preferred shares will be cumulative, while dividends on the noncumulative shares will not be cumulative.

Prior to the issuance of shares of each series of each class of nonvoting preferred shares, our board of directors may, under our articles of incorporation and Ohio law, fix:

•	the designation of the series;

•	the authorized number of shares of the series. Our board of directors may, except when otherwise provided in the creation of the series, increase or decrease the authorized number of shares before or after issuance of the series (but not below the number of shares of such series then outstanding);

•	the dividend rate or rates of the series, including the means by which such rates may be established;

•	the date(s) from which dividends shall accrue and be cumulative and, with respect to all nonvoting preferred shares, the date on which and the period(s) for which dividends, if declared, shall be payable, including the means by which such date(s) and period(s) may be established;

•	redemption rights and prices, if any;

•	the terms and amounts of the sinking fund, if any;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the shares of the series shall be convertible into common shares or shares of any other class;

•	if the shares are convertible, the conversion rate(s) or price(s), any adjustments to the rate or price and all other terms and conditions upon which such conversion may be made; and

•	restrictions on the issuance of shares of the same or any other class or series.

Rank

All preferred shares will be equal to all other preferred shares with respect to dividend rights (subject to dividends on noncumulative shares being noncumulative) and rights upon our liquidation, dissolution or winding-up.

The preferred shares will:

•	rank prior to all classes of common shares and to all other equity securities ranking junior to such preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up;

•	be equal to all of our equity securities the terms of which specifically provide that such equity securities are equal to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up; and

•	be junior to all of our equity securities the terms of which specifically provide that such equity securities rank prior to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up.

Dividends

The holders of each series of each class of preferred shares are entitled to receive, if, when and as declared, out of funds legally available for payment, dividends in cash at the rate determined for such series in preference to the holders of common shares and of any other class of shares ranking junior to the preferred shares. Dividends shall be payable on the date fixed for such series. Dividends with respect to each series of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and the cumulative voting preferred shares will be cumulative from the dates fixed for the series. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. Any dividend payment made on the preferred shares that have been designated under the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares and Class K Shares, which we refer to collectively as the designated preferred shares, will first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

Dividends on our preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the designated preferred shares will not bear interest.

If preferred shares are outstanding, dividends may not be paid or declared or set apart for any series of preferred shares for any dividend period unless at the same time:

•	a proportionate dividend for the dividend periods terminating on the same or any earlier date for all issued and outstanding shares of all series of such class entitled to receive such dividend (but, if such series are series of noncumulative shares, then only with respect to the current dividend period), ratably in proportion to the respective annual dividend rates fixed therefor, have been paid or declared or set apart; and

•	the dividends payable for the dividend periods terminating on the same or any earlier date for all other classes of issued and outstanding preferred shares entitled to receive such dividends (but, with respect to noncumulative shares, only with respect to the then-current dividend period), ratably in proportion to the respective dividend rates fixed therefor, have been paid or declared and set apart.

If any series of preferred shares is outstanding, a dividend shall not be paid or declared or any distribution made in respect of the common shares or any other shares ranking junior to such series of preferred shares, and common shares or any other shares ranking junior to such series of preferred shares shall not be purchased, retired or otherwise acquired by us unless:

•	all accrued and unpaid dividends on all classes of outstanding preferred shares, including the full dividends for all current dividend periods for the nonvoting preferred shares (except, with respect to noncumulative shares, for the then-current dividend period only), have been declared and paid or a sum sufficient for payment thereof set apart; and

•	with respect to the nonvoting preferred shares, there are no arrearages with respect to the redemption of any series of any class of preferred shares from any sinking fund provided for such class in accordance with our articles of incorporation. However, common shares and any other shares ranking junior to such series of preferred shares may be purchased, retired or otherwise acquired using the proceeds of a sale of common shares or other shares junior to such preferred shares received subsequent to the first date of issuance of such preferred shares. In addition, we may pay or declare or distribute dividends payable in common shares or other shares ranking junior to such preferred shares.

The preceding restrictions on the payment of dividends or other distributions on, or on the purchase, redemption, retirement or other acquisition of, common shares or any other shares ranking equal to or junior to any class of preferred shares generally will be inapplicable to:

•	any payments in lieu of issuance of fractional shares, upon any merger, conversion, stock dividend or otherwise in the case of the nonvoting preferred shares;

•	the conversion of preferred shares into common shares; or

•	the exercise of our rights to repurchase shares of capital stock in order to preserve our status as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

When dividends are not paid in full (or a sum sufficient for full payment is not set apart) upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with such series, all dividends declared upon preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares shall be declared pro rata so that the amount of dividends declared per share on the shares of such series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods for noncumulative shares) and such other series bear to each other.

Redemption

If our board of directors so provides, a series of preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices determined by our board of directors. The redemption price per share will include an amount equal to all accrued and unpaid dividends on such preferred shares as of the date of redemption; however, the redemption price of noncumulative shares will include only unpaid dividends for the current dividend period. The redemption price may be payable in cash or other property.

We may not purchase or redeem, for sinking fund purposes or otherwise, less than all of a class of outstanding preferred shares except in accordance with a stock purchase offer made to all holders of record of such class, unless all dividends on that class of outstanding preferred shares for previous and current dividend periods (except, in the case of noncumulative shares, dividends for the current dividend period only) have been declared and paid or funds set apart and all accrued sinking fund obligations applicable thereto have been complied with. However, we may repurchase shares of capital stock in order to maintain our qualification as a REIT under the Code.

If fewer than all of our outstanding shares of any class of preferred shares are to be redeemed, we will determine the number of shares to be redeemed. Our board of directors will determine the manner for selecting by lot the shares to be redeemed.

We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of a preferred share to be redeemed at the address shown on our stock transfer books. If fewer than all the preferred shares of any series are to be redeemed, the notice of redemption will also specify the number of preferred shares to be redeemed from each holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the preferred shares to be redeemed, dividends will cease to accrue on such preferred shares. In addition, the holders of preferred shares to be redeemed will cease to be shareholders with respect to such shares and will have no right or claim against us with respect to such shares as of the redemption date. However, such holders will have the right to receive the redemption price without interest or to exercise before the redemption date any unexercised privileges of conversion.

The terms of redemption, if any, for the existing classes of preferred shares are included in our articles of incorporation that are filed as an exhibit to the registration statement of which this prospectus forms a part.

Liquidation Preference

In the event of our voluntary liquidation, dissolution or winding-up, the holders of any series of any class of preferred shares shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of the common shares or any other shares ranking junior to such series, the amounts fixed by our board of directors with respect to such series. In addition, each holder will receive an amount equal to all dividends accrued and unpaid on that series of preferred shares to the date of payment of the amount due pursuant to our liquidation, dissolution or winding-up. However, holders of noncumulative shares will only receive dividends for the current dividend period. After holders of the preferred shares are paid the full preferential amounts to which they are entitled, they will have no right or claim to any of our remaining assets.

If liquidating distributions are made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred shares upon liquidation, dissolution or winding-up. The distributions will be made according to the holders’ respective rights and preferences and, in each case, according to their respective number of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding-up.

Voting Rights

Nonvoting Preferred Shares

Holders of nonvoting preferred shares have only the voting rights described below that apply to all preferred shares, whether nonvoting or voting, and as from time to time required by law.

If and when we are in default in the payment of (or, with respect to noncumulative shares, have not paid or declared and set aside a sum sufficient for the payment of) dividends on any series of any class of outstanding nonvoting preferred shares, for dividend payment periods, whether consecutive or not, which in the aggregate contain at least 540 days, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members to our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

The affirmative vote of the holders of at least two-thirds of a class of outstanding nonvoting preferred shares, voting separately as a class, shall be necessary to effect either of the following:

•	The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, ranking prior to such class of nonvoting preferred shares; or

•	Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such class of nonvoting preferred shares which are set forth in our articles of incorporation. However, the amendment of our articles of incorporation to authorize, create or change the authorized or outstanding number of a class of such preferred shares or of any shares ranking on a parity with or junior to such class of preferred shares does not adversely and materially affect preferences or voting or other rights of the holders of such class of preferred shares. In addition, amending the code of regulations to change the number or classification of our directors does not adversely or materially affect preferences or voting rights or other rights. Voting shall be done in person at a meeting called for one of the above purposes or in writing by proxy.

The preceding voting provisions will not apply if, at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Cumulative Voting Preferred Shares.

If and when we are in default in the payment of dividends on the cumulative voting preferred shares, for at least six dividend payment periods, whether or not consecutive, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members to our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

The affirmative vote of the holders of at least two-thirds of the outstanding cumulative voting preferred shares, voting separately as a class, shall be necessary to effect either of the following:

•	Any amendment, alteration or repeal of any of the provisions of, or the addition of any provisions to, our articles of incorporation or code of regulations, whether by merger, consolidation or otherwise, which we refer to as an event, that materially adversely affects the voting powers, rights or preferences of the holders of the cumulative voting preferred shares; provided, however, that the amendment of the provisions of the articles of incorporation (a) so as to authorize or create, or to increase the authorized amount of, or issue, any shares ranking junior to the cumulative voting preferred shares or any shares of any class or series of shares ranking on a parity with the cumulative voting preferred shares or (b) with respect to the occurrence of any event, so long as the cumulative voting preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of the event, we may not be the surviving entity, shall not in either case be deemed to materially adversely affect the voting power, rights or preferences of the holders of cumulative voting preferred shares; or

•	the authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of shares ranking prior to the cumulative voting preferred shares or any security convertible into shares of any class or series of shares ranking prior to the cumulative voting preferred shares (whether or not such class or series of shares ranking prior to the cumulative voting preferred shares is currently authorized).

The preceding voting provisions will not apply, if at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of cumulative voting preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

In addition to the foregoing, the holders of cumulative voting preferred shares shall be entitled to vote on all matters on which holders of our common shares may vote and shall be entitled to one vote for each cumulative voting preferred share entitled to vote at such meeting.

General

Without limiting the provisions described above, under Ohio law, holders of each class of preferred shares will be entitled to vote as a class on any amendment to our articles of incorporation, whether or not they are entitled to vote thereon by our articles of incorporation, if the amendment would:

•	increase or decrease the par value of the shares of such class;

•	change the issued shares of such class into a lesser number of shares of such class or into the same or different number of shares of another class;

•	change or add to the express terms of the shares of the class in any manner substantially prejudicial to the holders of such class;

•	change the express terms of any class of issued shares ranking prior to the particular class in any manner substantially prejudicial to the holders of shares of the particular class;

•	authorize shares of another class that are convertible into, or authorize the conversion of shares of another class into, shares of the particular class, or authorize the directors to fix or alter conversion rights of shares of another class that are convertible into shares of the particular class;

•	reduce or eliminate our stated capital;

•	substantially change our purposes; or

•	change the Company into a nonprofit corporation.

If, and only to the extent that,

•	a class of preferred shares is issued in more than one series and

•	Ohio law permits the holders of a series of a class of capital stock to vote separately as a class,

the affirmative vote of the holders of at least two-thirds of each series of such class of outstanding preferred shares, voting separately as a class, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such series as set forth in our articles of incorporation. However, the amendment of our articles of incorporation so as to authorize, create or change the authorized or outstanding number of a class of preferred shares or of any shares ranking equal to or junior to such class of preferred shares does not adversely and materially affect the preference or voting or other rights of the holders of such series. In addition, the amendment of our code of regulations to change the number or classification of our directors does not adversely and materially affect the preference or voting or other rights of the holders of such series.

Restrictions on Ownership

In order to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. “Individual” is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. We also must satisfy certain other requirements. For more information on restrictions on ownership, see “Description of Common Shares — Restrictions on Ownership.”

To ensure that five or fewer individuals do not own more than 50% in value of our outstanding preferred shares, our articles of incorporation provide that, subject to certain exceptions, no one may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8%, which we refer to as the preferred shares ownership limit, of any series of any class of our outstanding preferred shares. In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the preferred shares ownership limit), in excess of 9.8%, which we refer to as the preferred shares related party limit, of our outstanding preferred shares. Our board of directors may exempt a person from the preferred shares ownership limit if the person would not be deemed an “individual” and may exempt a person from the preferred shares related party limit. As a condition of any exemption, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.

The preceding restrictions on transferability and ownership of preferred shares may not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased, the preferred shares ownership limit and the preferred shares related party limit will not be automatically removed. Any change in the preferred shares ownership limit or the preferred shares related party limit would require an amendment to our articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to our articles of incorporation require the affirmative vote of holders owning not less than a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, such amendment would also require the affirmative vote of holders of not less than two-thirds of such class of preferred shares.

If preferred shares in excess of the preferred shares ownership limit or the preferred shares related party limit are issued or transferred to any person absent a waiver of such limit, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. In addition, if an issuance or transfer would cause our shares to be beneficially or constructively owned by fewer than 100 persons or would result in our being “closely held” within the meaning of Section 856(h) of the Code, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. Preferred shares transferred or proposed to be transferred in excess of the preferred shares ownership limit or the preferred shares related party limit or which would otherwise jeopardize our REIT status will be subject to repurchase by us. The purchase price of such preferred shares will be equal to the lesser of:

•	the price in such proposed transaction; and

•	the fair market value of such shares reflected in the last reported sales price for the shares on the trading day immediately preceding the date on which we or our designee determine to exercise our repurchase right if the shares are listed on a national securities exchange, or such price for the shares on the principal exchange if the shares are then listed on more than one national securities exchange.

If the shares are not listed on a national securities exchange, the purchase price will be equal to the lesser of:

•	the price in such proposed transaction; and

•	the latest bid quotation for the shares if the shares are then traded over the counter, or, if such quotation is not available, the fair market value as determined by our board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by us.

From and after the date fixed for our purchase of such preferred shares, the holder will cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares. Any dividend or distribution paid to a proposed transferee on such preferred shares must be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any such preferred shares may be deemed, at our option, to have acted as our agent in acquiring such preferred shares and to hold such preferred shares on our behalf.

All certificates for preferred shares will bear a legend referring to the restrictions described above.

Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the preferred shares must give written notice to us stating the name and address of such person, the number of shares owned, and a description of how such shares are held each year by January 31. In addition, each of those shareholders must provide supplemental information that we may request, in good faith, in order to determine our status as a REIT.

DESCRIPTION OF COMMON SHARES

Capitalization

Our articles of incorporation authorize us to issue up to 500,000,000 common shares, $0.10 par value per share.

General

The following description summarizes certain general terms and provisions of our common shares. This summary may not contain all of the information that is important to you. For more detail, you should refer to the applicable provisions of our articles of incorporation and our code of regulations that are filed as exhibits to the registration statement of which this prospectus forms a part.

Holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Any payment and declaration of dividends by us on our common shares and purchases thereof will be subject to certain restrictions if we fail to pay dividends on any outstanding preferred shares. See “Description of Preferred Shares — Dividends.” If we are liquidated, dissolved or involved in any winding-up, the holders of our common shares are entitled to receive ratably any assets remaining after we have fully paid all of our liabilities, including the preferential amounts we owe with respect to any preferred shares. Holders of our common shares possess ordinary voting rights, with each share entitling the holder to one vote. Holders of our common shares have cumulative voting rights in the election of directors. Holders of our common shares do not have preemptive rights, which means that they have no right to acquire any additional common shares that we may subsequently issue.

Restrictions on Ownership

In order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. “Individual” is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Additionally, certain other requirements must be satisfied.

To ensure that five or fewer individuals do not own more than 50% in value of our outstanding common shares, our articles of incorporation provide that, subject to certain exceptions (including those set forth below), no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5%, which we refer to as the ownership limit, of our outstanding common shares. The “existing holder,” which includes, collectively, (a) Iris Wolstein and/or all descendants of Iris Wolstein (which includes Scott A. Wolstein), (b) trusts or family foundations established for the benefit of the individuals named in (a) above and (c) other entities controlled by the individuals named in (a) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Code, no more than 5.1% of our outstanding common shares. The “exempt holder,” which includes, collectively, (x) Professor Werner Otto, his wife Maren Otto and/or all descendants of Professor Werner Otto, including, without limitation, Alexander Otto, (y) trusts or family foundations established for the benefit of the individuals named in (x) above and (z) other entities controlled by the individuals named in (x) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Code, no more than 29.8% of our outstanding common shares.

In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% of our outstanding common shares, which we refer to as the related party limit. Our board of directors may exempt a person from the ownership limit if the person would not be deemed an “individual” and may exempt a person from the related party limit if an opinion of counsel or a ruling from the Internal Revenue Service, or IRS, is provided to our board of directors to the effect that the ownership will not then or in the future jeopardize our status as a REIT. Our board of directors may also exempt the exempt holder and any person who would constructively own common shares constructively owned by the exempt holder from the ownership limit in its sole discretion. As a condition of any exemption, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.

Additionally, our articles of incorporation prohibit any transfer of common shares that would cause us to cease to be a “domestically controlled qualified investment entity” as defined in Section 897(h)(4)(B) of the Code.

The preceding restrictions on transferability and ownership of common shares may not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. The ownership limit and the related party limit will not be automatically removed even if the REIT provisions of the Code are changed to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the effects of the ownership limit and the related party limit are to prevent any person or small group of persons from acquiring unilateral control of us. Any change in the ownership limit, other than modifications that may be made by our board of directors as permitted by our articles of incorporation, requires an amendment to the articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to the articles of incorporation require the affirmative vote of holders owning a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, that amendment also would require the affirmative vote of holders of two-thirds of the affected class of preferred shares.

Our articles of incorporation provide that upon a transfer or non-transfer event that results in a person beneficially or constructively owning common shares in excess of the applicable ownership limits or that results in us being “closely held” within the meaning of Section 856(h) of the Code, the person, which we refer to as a prohibited owner, will not acquire or retain any rights or beneficial economic interest in the shares that would exceed such applicable ownership limits or result in us being closely held, which we refer to as excess shares. Instead, the excess shares will be automatically transferred to a person or entity unaffiliated with and designated by us to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by us within five days after the discovery of the transaction that created the excess shares. The trustee will have the exclusive right to designate a person who may acquire the excess shares without violating the applicable restrictions, which we refer to as a permitted transferee, to acquire all of the shares held by the trust. The permitted transferee must pay the trustee an amount equal to the fair market value (determined at the time of transfer to the permitted transferee) for the excess shares. The trustee will pay to the prohibited owner the lesser of (a) the value of the shares at the time they became excess shares and (b) the price received by the trustee from the sale of the excess shares to a permitted transferee. The beneficiary will receive the excess of (x) the sale proceeds from the transfer to a permitted transferee over (y) the amount paid to the prohibited owner, if any, in addition to any dividends paid with respect to the excess shares.

All certificates representing our common shares bear a legend referring to the preceding restrictions.

Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding common shares must give written notice to us stating the name and address of such person, the number of shares owned, and a description of how such shares are held each year by January 31. In addition, each of those shareholders must provide supplemental information that we may request, in good faith, in order to determine our status as a REIT.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common shares. The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the IRS (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date of this prospectus supplement. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus supplement are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of its investment or tax circumstances, or to certain types of holders subject to special tax rules, such as financial institutions, insurance companies, tax-exempt organizations (except to the extent discussed under the subheadings “— Taxation of Tax-Exempt Shareholders,” below), broker-dealers, partnerships and other pass-through entities, shareholders holding our common shares as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, and Non-U.S. Shareholders (as defined below) (except to the extent discussed under the subheading “— Taxation of Non-U.S. Shareholders,” below).

You are advised to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale of our common shares, including the federal, state, local, foreign and other tax consequences of such acquisition, ownership and sale and of potential changes in applicable tax laws.

Taxation of the Company

General.  We elected to be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code, commencing with our taxable year ended December 31, 1993. We intend to continue to operate in this manner.

The law firm of Jones Day has acted as our tax counsel in connection with the filing of this prospectus supplement. We have received the opinion of Jones Day to the effect that we have qualified as a REIT under the Code for our taxable years ended December 31, 1993 through December 31, 2008, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2009 and for future taxable years. The opinion of Jones Day is based on current law, which is subject to change, possibly with retroactive effect. It must be emphasized that the opinion of Jones Day is based upon certain assumptions and representations as to factual matters made by us, including representations made by us in a representation letter and certificate provided by one of our officers and our factual representations set forth in this prospectus supplement and in the accompanying prospectus. Any variation from the factual statements set forth herein, in the accompanying prospectus, or in the representation letter and certificate we have provided to Jones Day may affect the conclusions upon which its opinion is based.

Furthermore, an opinion of counsel is not binding on the IRS or any court and no assurance can be given that the IRS will not challenge our qualifications as a REIT. Moreover, our qualification and taxation as a REIT depend upon our ability, through actual annual operating results and methods of operation, to meet the various qualification tests imposed under the Code discussed below, including income types, asset composition, distribution levels and diversity of share ownership, the results of which have not been and will not be reviewed or verified by Jones Day. In addition, our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs and for whom the actual results of the various REIT qualification tests have not been and will not be reviewed by Jones Day. Accordingly, no assurance can be given that our actual results of operation for any particular year have satisfied or will satisfy those requirements for qualification and taxation as a REIT. Similarly, we have significant subsidiaries that have elected to be taxed as REITs and are therefore subject to the same qualification tests.

Provided we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income taxes on our taxable income that is distributed currently to our shareholders. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholder level when distributed) that generally results from investment in a C corporation. However, we will be subject to U.S. federal income tax as follows:

First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

Second, we may be subject to the “alternative minimum tax” on our items of tax preference under some circumstances.

Third, if we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business).

Fifth, if we fail to satisfy the 75% or 95% gross income tests (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability.

Sixth, if we fail to satisfy any of the REIT asset tests (as described below) by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

Seventh, if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a capital gains designation (described below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

Eighth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that we will not make an election pursuant to existing Treasury Regulations to recognize such gain at the time we acquire the asset.

Ninth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Tenth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification as a REIT.  The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable common shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation, but for the special provisions of the Code applicable to REITs;

(4) that is not a financial institution or an insurance company within the meaning of the Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year;

(7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions;

(8) that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT; and

(9) that adopts a calendar year accounting period.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), certain pension funds and other tax-exempt entities are treated as individuals, subject to a “look-through” exception with respect to certain pension funds.

We believe that we have satisfied each of the above conditions. In addition, our articles of incorporation and code of regulations provide for restrictions regarding ownership and transfer of common shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. In general, if we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules in applicable Treasury Regulations that require us to ascertain the actual ownership of our common shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

Ownership of Interests in Partnerships and Limited Liability Companies.  In the case of a REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, based on its capital interest in the partnership or limited liability company, subject to special rules relating to the 10% REIT asset test (described below). Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and items of gross income of the partnership or limited liability company retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships and limited liability companies taxed as partnerships, in which we are, directly or indirectly through other partnerships or limited liability companies taxed as partnerships, a partner or member, are treated as our assets and items of income for purposes of applying the REIT qualification requirements described in this prospectus supplement (including the income and asset tests described below).

Ownership of Interests in Qualified REIT Subsidiaries.  We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation qualifies as a QRS if 100% of its outstanding stock is held by us, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS are treated as our assets, liabilities and items of income, deduction and credit for all purposes of the Code, including the REIT qualification tests. For this reason, references to our income and assets include the income and assets of any QRS. A QRS is not subject to U.S. federal income tax, and our ownership of the voting stock of a QRS is ignored for purposes of determining our compliance with the ownership limits described below under “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries.  For taxable years beginning after December 1, 2000, REITs may own more than 10% of the voting power and value of securities in a taxable REIT subsidiary (“TRS”). A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a TRS. A TRS also includes any corporation other than a REIT with respect to which a TRS owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A TRS is subject to income tax as a regular C corporation. In addition, a TRS may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of a TRS will not be subject to the 10% or 5% asset tests described below, and its operations will be subject to the provisions described above.

Income Tests.  We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year at least 75% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from investments relating to real property or mortgages secured by real property, including “rents from real property,” dividends from other REITs, interest income derived from mortgage loans secured by real property and gains from the sale of real estate assets, as well as certain types of temporary investment income. Second, in each taxable year at least 95% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from income from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents we receive will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person, although rents generally will not be excluded solely because they are based on a fixed percentage or percentages of gross receipts or gross sales.

•	We, or an actual or constructive owner of 10% or more of our outstanding common shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is our TRS, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which we own shares possessing more than 50% of the voting power or more than 50% of the total value of outstanding shares of such TRS.

•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.”

•	For rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Any amounts we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as heretofore described), and we do not intend to rent any personal property (other than in connection with a lease of real property where less than 15% of the total rent is attributable to personal property). We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS, or an independent contractor from whom we derive no revenue, to perform such services.

On February 23, 2009, we entered into a stock purchase agreement with Mr. Alexander Otto to issue and sell to him and certain members of his family (collectively, the “Otto Family”) our common shares representing in excess of 20% of our outstanding common shares. In connection therewith, we entered into a waiver agreement pursuant to which we agreed to waive the related party limit contained in our articles of incorporation that would otherwise have prohibited the Otto Family (and other persons who may be deemed to have constructive ownership of common shares owned by the Otto Family) from constructively owning more than 9.8% of our outstanding common shares. The waiver agreement contains provisions for monitoring and restricting ownership by the Otto Family of our tenants. These provisions, however, may not ensure that rents from our tenants will qualify as “rents from real property.”

For purposes of these gross income tests, the term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of some or all of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent determined by the IRS, income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as such as specified in the Code and that hedges indebtedness incurred or to be incurred by us to acquire or carry real estate as specified in the Code will not constitute gross income for purposes of the 95% gross income test (for hedging transactions entered into on or after January 1, 2005) and the 75% gross income test (for hedging transactions entered into after July 30, 2008) and therefore will be exempt from these gross income tests. Gross income from such hedging transactions entered into prior to July 30, 2008 is treated as nonqualifying income for purposes of the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us (and for transactions entered into after July 30, 2008, it also includes a transaction entered into to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% and 95% gross income tests). To the extent that we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

For taxable years ending before January 1, 2005, we generally may avail ourselves of the relief provisions if:

•	our failure to meet the 75% and 95% gross income tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Prohibited Transaction Income.  Any gain we realize on the sale of any property held primarily for sale to customers in the ordinary course of business other than foreclosure property will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We do not intend to engage in prohibited transactions.

Penalty Tax.  Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our TRSs, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests.  At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include real property (including interests in real property and interests in mortgages on real property) and common stock (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instruments that are purchased with the proceeds of a stock offering or public offering of debt with a maturity date of at least five years, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in another REIT, a QRS or a TRS, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, no more than 25% (20% for taxable years beginning before January 1, 2009) of the value of our assets may be comprised of securities of one or more TRSs.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. If we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Commencing with our taxable year beginning January 1, 2005, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) disclosing certain information to the IRS.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance we will always be successful. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.

Annual Distribution Requirements.  To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of our net income (after tax), if any, from foreclosure property minus (ii) the excess of (a) the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over (b) 5% of “REIT taxable income” as described above.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

We must pay the distributions described above in the taxable year to which they relate (“current distributions”), or in the following taxable year if they are either (i) declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration (“throwback distributions”) or (ii) paid during January to shareholders of record in October, November or December of the prior year (“deemed current distributions”). Throwback distributions are taxable to our shareholders for the year in which they are paid, even though the distributions relate to the prior year for purposes of our 90% distribution requirement. Current distributions are taxable for the year they are paid and deemed current distributions, although distributed in January are taxable for the year of their record date. The amount distributed must not be preferential — i.e., every shareholder of the class of equity securities to which a distribution is made must be treated the same as every other shareholder of that class, and no class of equity securities may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

We generally expect that our REIT taxable income will be less than our cash flow because of the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable share dividends.

Under certain circumstances, we may be able to rectify a failure (due to, for example, an IRS adjustment such as an increase in our taxable income or a reduction in reported expenses) to meet the 90% distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based on the amount of any deduction taken for deficiency dividends.

In addition, we would be subject to a 4% excise tax to the extent we fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a Capital Gains Designation (as defined below) and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which a REIT-level corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the excise tax.

Earnings and Profits Distribution Requirement.  In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed “earnings and profits” that are attributable to a “C corporation” taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation).

We intend to make timely distributions to satisfy the annual distribution requirements.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Taxable U.S. Shareholders

The following summary describes certain U.S. federal income tax consequences to taxable U.S. Shareholders (as defined below) with respect to an investment in our common shares. Certain U.S. federal income tax consequences applicable to tax-exempt shareholders are described under the subheading “— Taxation of Tax-Exempt Shareholders,” below and certain U.S. federal income tax consequences applicable to Non-U.S. Shareholders are described under the subheading “— Taxation of Non-U.S. Shareholders,” below.

As used herein, the term “U.S. Shareholder” means a beneficial owner of common shares who, for U.S. federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

•	is an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	is a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, shall also be considered U.S. Shareholders.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds our common shares, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you are urged to consult your tax advisors about the consequences of the purchase, ownership and disposition of our common shares by the partnership.

Distributions Generally.  As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. Shareholders as ordinary income. For purposes of determining whether distributions to holders of our common shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations.

Because we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our shareholders, our ordinary dividends generally are not eligible for the reduced 15% rate currently available to most non-corporate taxpayers through 2010, and will continue to be taxed at the higher tax rates applicable to ordinary income. However, the reduced 15% rate does apply to our distributions:

•	to the extent attributable to dividends received by us from non-REIT corporations, such as a TRS; and

•	to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Shareholder. This treatment will reduce the adjusted basis that each U.S. Shareholder has in its common shares for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. Shareholder’s adjusted basis in its common shares will be taxable as capital gains (provided that the common shares have been held as a capital asset) and will be taxable as long-term capital gain if the common shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Stock Dividends.  The IRS recently issued a revenue procedure regarding the tax treatment of stock distributions paid by a REIT. Under that guidance, which only applies to the 2009 taxable year unless extended, a REIT may pay up to 90% of a distribution in common stock. No determination has been made as to whether we will make future distributions in a combination of cash and common shares that meet the IRS requirements. Paying all or a portion of the 2009 dividend in a combination of cash and common shares would allow us to satisfy our REIT taxable income distribution requirement, while enhancing our financial flexibility and balance sheet strength.

If we make a dividend distribution in a combination of cash and common shares that satisfies the revenue procedure, a U.S. Shareholder generally would include the sum of the value of the common shares and the amount of cash received in its gross income as dividend income to the extent that such U.S. Shareholder’s share of the distribution is made out of its share of the portion of our current and accumulated earnings and profits allocable to such distribution. The value of any common shares received as part of a distribution generally is equal to the amount of cash that could have been received instead of the common shares. Depending on the circumstances of the U.S. Shareholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Shareholder would have to pay the tax using cash from other sources. A U.S. Shareholder that receives common shares pursuant to a distribution generally has a tax basis in such common shares equal to the amount of cash that could have been received instead of such common shares as described above, and a holding period in such common shares that begins on the day following the payment date for the distribution.

Capital Gain Distributions.  Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. Shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. Shareholders at either a 15% or a 25% rate, depending on the nature of the asset giving rise to the gain. Corporate U.S. Shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations.  Distributions we make and gain arising from the sale or exchange by a U.S. Shareholder of our common shares will be treated as portfolio income. As a result, U.S. Shareholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. Shareholder may elect to treat capital gain dividends, capital gains from the disposition of common shares and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the shareholders will be taxed at ordinary income rates on such amount. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our common shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains.  We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a “Capital Gains Designation”) we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. Shareholder generally would:

•	include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its income tax return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Shareholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. Shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

Dispositions of Common Shares

Generally, if you are a U.S. Shareholder and you sell or dispose of your common shares, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the common shares for tax purposes. This gain or loss will be capital if you have held the common shares as a capital asset and will be long-term capital gain or loss if you have held the common shares for more than one year. However, if you are a U.S. Shareholder and you recognize loss upon the sale or other disposition of common shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us that were required to be treated as long-term capital gains.

The maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is currently 15% for most assets. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 5%. Absent future legislation, the maximum tax rate on long-term capital gains will return to 20% in 2011.

Backup Withholding

We report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “— Taxation of Non-U.S. Shareholders.”

Taxation of Tax-Exempt Shareholders

The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income (“UBTI”) when received by a tax-exempt entity. Based on that ruling, and provided that (i) a tax-exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of common shares is financed through a borrowing by the tax-exempt shareholder) and (ii) our common shares are not otherwise used in an unrelated trade or business, dividend income from us and income from the sale of our common shares generally will not be UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, that generally will require them to characterize distributions from us as UBTI.

Notwithstanding the above, a pension trust (i) that is described in Section 401(a) of the Code and is tax-exempt under Section 501(a) of the Code and (ii) that owns more than 10% of the value of our common shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) either (a) one pension trust owns more than 25% of the value of our common shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our common shares, collectively owns more than 50% of our outstanding common shares and (ii) we would not have qualified as a REIT without relying upon the “look through” exemption for certain trusts under Section 856(h)(3) of the Code to satisfy the requirement that not more than 50% in value of our outstanding common shares is owned by five or fewer individuals. We do not expect to be classified as a “pension held REIT,” but because our common shares are publicly traded, we cannot guarantee this will always be the case.

Tax-exempt shareholders are encouraged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in our common shares.

Taxation of Non-U.S. Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of common shares by persons that are Non-U.S. Shareholders. For purposes of this summary, a “Non-U.S. Shareholder” is a beneficial owner of our common shares that is not a U.S. Shareholder and is not a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes. The rules governing U.S. federal income taxation of Non-U.S. Shareholders are complex and no attempt is made herein to provide more than a brief summary of such rules. Non-U.S. Shareholders are urged to consult their own tax advisors concerning the U.S. federal, state, local and foreign tax consequences to them of an acquisition of our common shares, including tax return filing requirements and the U.S. federal, state, local and foreign tax treatment of dispositions of interests in, and the receipt of distributions from, us.

Distributions Generally.  Distributions that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Dividends that are treated as effectively connected with the conduct of a U.S. trade or business will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. Shareholders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We expect to withhold U.S. income tax at the rate of 30% on any distributions made to you unless:

•	a lower treaty rate applies and you file with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	you file an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with your U.S. trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted basis in our common shares. Instead, the distribution will reduce the adjusted basis of such common shares. To the extent that such distributions exceed your adjusted basis in our common shares, they will give rise to gain from the sale or exchange of such common shares. The tax treatment of this gain is described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits and we therefore expect to withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests.  Distributions to you that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless (1) the investment in our common shares is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. Shareholders with respect to such gain, except that a Non-U.S. Shareholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or (2) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

Distributions that are attributable to gain from sales or exchanges of “U.S. real property interests” by us are taxable to a Non-U.S. Shareholder under special provisions of the Code known as the Foreign Investment in Real Property Tax Act (“FIRPTA”). The term “U.S. real property interests” includes interests in U.S. real property. Under

FIRPTA, subject to the 5% Exception (discussed below), a distribution attributable to gain from sales of U.S. real property interests is considered effectively connected with a U.S. business of the Non-U.S. Shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. Shareholders (subject to a special alternative minimum tax adjustment in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of distribution attributable to gain from the sale or exchange of the U.S. real property interest.

However, any distribution with respect to any class of equity securities which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if you did not own more than 5% of such class of equity securities at any time during the one-year period ending on the date of the distribution (the “5% Exception”). Instead, such distributions will be treated as ordinary dividend distributions and, as a result, Non-U.S. Shareholders generally would be subject to withholding tax on such distributions in the same manner as they are subject to ordinary dividends.

Stock Dividends.  The IRS recently issued a revenue procedure regarding the tax treatment of stock distributions paid by a REIT. Under that guidance, which only applies to the 2009 taxable year unless extended, a REIT may pay up to 90% of a distribution in common stock. No determination has been made as to whether we will make future distributions in a combination of cash and common shares that meet the IRS requirements. Such distributions would, however, be subject to withholding tax in the same manner as described herein under “—Distributions Generally” and “—Capital Gain Dividends and Distributions Attributable to a sale or Exchange of U.S. Real Property Interests.”

Retention of Net Capital Gains.  Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the common shares held by Non-U.S. Shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual United States federal income tax liability.

Sale of Common Shares.  Gain recognized by a Non-U.S. Shareholder upon the sale or exchange of our common shares generally will not be subject to United States taxation unless such common shares constitutes a U.S. real property interest. Our common shares will not constitute a U.S. real property interest if we are a domestically-controlled qualified investment entity, which includes a REIT. A REIT is domestically-controlled if, at all times during a specified testing period, less than 50% in value of its common shares are held directly or indirectly by Non-U.S. Shareholders. We believe that we are, and expect to continue to be, a domestically-controlled REIT. However, because our common shares are publicly traded, no assurance can be given that we are or will be a domestically-controlled REIT.

Even if we do not qualify as a domestically-controlled REIT at the time you sell or exchange our common shares, gain arising from such a sale or exchange would not be subject to tax under FIRPTA as a sale of a U.S. real property interest provided that (i) such common shares are of a class of our common shares that is regularly traded, as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and (ii) you owned, actually and constructively, 5% or less in value of such class of our common shares throughout the shorter of the period during which you held such common shares or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common shares were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax adjustment in the case of nonresident alien individuals) and the purchaser of the common shares would be required to withhold and remit to the IRS 10% of the purchase price.

Notwithstanding the foregoing, gain from the sale or exchange of our common shares not otherwise subject to FIRPTA will be taxable to you if either (i) the investment in our common shares is effectively connected with your

U.S. trade or business or (ii) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Backup Withholding Tax and Information Reporting.  Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report is sent to you. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds from the disposition of common shares made to you may be subject to information reporting and backup withholding unless you establish an exemption, for example, by properly certifying your Non-U.S. Shareholder status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

State and Local Tax Consequences

We may be subject to state or local taxation in various state or local jurisdictions, including those in which we transact business and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax treatment discussed above. In addition, your state and local tax treatment may not conform to the federal income tax treatment discussed above. You are urged to consult your own tax advisors regarding the effect of state and local tax laws on an investment in our common shares.

PLAN OF DISTRIBUTION

We have entered into a sales agency financing agreement, dated as of November 9, 2009, with BNY Mellon Capital Markets, LLC, or BNYMCM, under which we may issue and sell up to $200,000,000 of our common shares from time to time through BNYMCM, as our agent for the offer and sale of the common shares. The sales, if any, of our common shares under the sales agency financing agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the NYSE, the principal existing trading market for our common shares, to or through a market maker or through an electronic communications network, or if we and BNYMCM agree in writing, sales may be made in privately negotiated transactions.

From time to time during the term of the sales agency financing agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to BNYMCM specifying:

•	the length of the selling period, which may not exceed 20 consecutive trading days;

•	the aggregate sales price of our common shares to be sold, which may not exceed $100,000,000 during any selling period without BNYMCM’s prior written consent; and

•	the minimum price below which sales may not be made.

Upon receipt of an issuance notice from us, and subject to the terms and conditions of the sales agency financing agreement, BNYMCM has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such common shares on such terms. We or BNYMCM may suspend the offering of our common shares at any time upon proper notice to the other, and the selling period will immediately terminate. The settlement between us and BNYMCM of our common shares will occur on the third trading day following the date on which the sales were made or on or before the third trading day following the selling period. The obligation of BNYMCM under the sales agency financing agreement to sell common shares pursuant to any issuance notice is subject to a number of conditions.

We will pay BNYMCM a commission equal to 1.0% of the sales price of all common shares sold through it as agent under the sales agency financing agreement. We have also agreed to reimburse BNYMCM for its reasonable documented out-of-pocket expenses, including fees and expenses of counsel (up to $30,000 in the aggregate) as well as legal fees in connection with continuing due diligence (up to $15,000 for any fiscal quarter) in connection with its services under the sales agency financing agreement.

In connection with the sale of our common shares as contemplated in this prospectus supplement, BNYMCM may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation paid to BNYMCM may be deemed to be underwriting commissions or discounts. We have agreed to indemnify BNYMCM against certain civil liabilities, including liabilities under the Securities Act of 1933.

Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and BNYMCM may agree upon.

The offering of our common shares pursuant to the sales agency financing agreement will terminate upon the earliest of (1) the sale of all of our common shares subject to the sales agency financing agreement, (2) the third anniversary of the date of the sales agency financing agreement and (3) termination of the sales agency financing agreement by either BNYMCM or us. BNYMCM may terminate the sales agency financing agreement upon one trading day’s notice in certain circumstances, including bankruptcy events relating to us, our failure to maintain the listing of our common shares on the NYSE, the occurrence of an event which has had or would reasonably be expected to have a material adverse effect on us or ten days’ notice of its election to terminate. We may terminate the sales agency financing agreement upon one trading day’s notice.

We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, our common shares or securities convertible into or exchangeable for our common shares, warrants or any rights to purchase or acquire our common shares for a period beginning on the first trading day immediately prior to the delivery of any issuance notice to BNYMCM and ending on the first trading day immediately following the settlement date for our common shares sold pursuant to the applicable issuance notice, without the prior written consent of BNYMCM. BNYMCM may give this consent at any time without public notice. The restriction described in this paragraph does not apply to sales of:

•	our common shares that we offer or sell pursuant to the sales agency financing agreement;

•	our common shares that we issue as consideration in connection with acquisitions of businesses, assets or securities of other persons;

•	our common shares that we issue upon conversion of convertible securities, or the exercise of warrants, options or other rights; or

•	our common shares or options to purchase common shares that we issue, in either case, pursuant to any employee or director share option, incentive or benefit plan, any share purchase or ownership plan, long-term incentive plan, distribution reinvestment plan or other compensation plan.

In the ordinary course of business, BNYMCM and/or its affiliates have provided, and may in the future provide, investment banking, commercial banking, corporate trust services and other services for us from time to time for which they have received, and will in the future receive, customary fees and reimbursement of expenses.

LEGAL MATTERS

The legality of the common shares offered hereby and certain other legal matters will be passed upon for us by Jones Day. Sidley Austin LLP will pass upon certain legal matters in connection with this offering for BNYMCM.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Current Report on Form 8-K dated August 10, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The SEC allows us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the following documents we filed, excluding any information contained therein or attached as an exhibit thereto which has been furnished, but not filed, with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended by Form 10-K/A filed on April 29, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009;

•	Our Current Reports on Form 8-K filed on January 6, 2009; February 27, 2009; March 11, 2009; April 7, 2009; May 11, 2009; June 12, 2009; July 1, 2009; July 31, 2009; August 3, 2009; August 10, 2009; August 14, 2009; September 10, 2009; September 18, 2009; September 21, 2009; September 25, 2009; September 29, 2009; and November 9, 2009;

•	The description of our common shares contained in our Registration Statement on Form 8-A dated January 26, 1993 and all amendments or reports filed with the SEC for the purpose of updating such description.

The financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2008 have been superseded by those contained in our Current Report on Form 8-K filed on August 10, 2009.

Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the common shares to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus and be deemed a part of this prospectus from the date of filing such documents, except to the extent any information contained in or attached to such documents has been furnished, but not filed, with the SEC.

To receive a free copy of any of the documents incorporated by reference into this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attention: Investor Relations, telephone number (216) 755-5500. We also maintain a website that contains additional information about us (http://www.ddr.com). Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus.

You should not assume that the information contained in this prospectus and the documents incorporated into this prospectus by reference is correct on any date after their respective dates, even though this prospectus is delivered, or securities are sold, on a later date.

PROSPECTUS

Developers Diversified Realty Corporation

Debt Securities
Preferred Shares
Depositary Shares Representing Preferred Shares
Common Shares
Common Share Warrants

We may offer and sell from time to time our debt securities, preferred shares, depositary shares representing preferred shares, common shares and common share warrants. We may sell any combination of these securities in one or more offerings with an indeterminate aggregate initial offering price.

We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Our common shares are listed on the New York Stock Exchange under the symbol “DDR.” Our Class G Cumulative Preferred Shares, Class H Cumulative Redeemable Preferred Shares and Class I Cumulative Redeemable Preferred Shares are listed on the New York Stock Exchange under the symbols “DDR-PG,” “DDR-PH” and “DDR-PI,” respectively.

Investing in any of our securities involves risks. Please read carefully the section entitled “Risk Factors” beginning on page 1 of this prospectus.

Our executive offices are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, and our telephone number is (216) 755-5500.

We impose certain restrictions on the ownership of our common shares so that we can maintain our qualification as a real estate investment trust. You should read the information under the heading “Description of Common Shares — Restrictions on Ownership” in this prospectus for a description of those restrictions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2009.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus, any applicable supplement to this prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or an applicable supplement is delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings of an indeterminate number and amount of securities.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date of the applicable document. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” “the Company” or “DDR” mean Developers Diversified Realty Corporation and all wholly-owned and majority-owned subsidiaries and consolidated joint ventures of Developers Diversified Realty Corporation.

THE COMPANY

We are an Ohio corporation and are a self-administered and self-managed real estate investment trust, or a REIT, operating as a fully integrated real estate company which acquires, develops and leases shopping centers.

Our executive offices are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, and our telephone number is (216) 755-5500. Our website is located at http://www.ddr.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the Securities and Exchange Commission, or the SEC, and incorporate by reference into this prospectus.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or a part of your investment.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking” information, as defined in the Private Securities Litigation Reform Act of 1995, that is based on current expectations, estimates and projections. Forward-looking information includes, without limitation, statements related to acquisitions (including any related pro forma financial information) and other business development activities, future capital expenditures, financing sources and availability and the effects of environmental and other regulations. Although we believe that the expectations reflected in those forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. For this purpose, any statements contained herein that are not statements of historical fact should be deemed to be forward-looking statements. Without limiting the foregoing, the words “will,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “projects,” “intends,” “potential,” “forecasts” and similar expressions are intended to identify forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could cause actual results to differ materially from those expressed or implied in the forward-looking statements and could materially affect our actual results, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We expressly state that we have no current intention to update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Factors that could cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:

•	We are subject to general risks affecting the real estate industry, including the need to enter into new leases or renew leases on favorable terms to generate rental revenues, and the current economic downturn may adversely affect the ability of our tenants, or new tenants, to enter into new leases or the ability of our existing tenants to renew their leases at rates at least as favorable as their current rates;

•	We could be adversely affected by changes in the local markets where our properties are located, as well as by adverse changes in national economic and market conditions;

•	We may fail to anticipate the effects on our properties of changes in consumer buying practices, including catalog sales and sales over the Internet and the resulting retailing practices and space needs of our tenants or a general downturn in our tenants’ businesses, which may cause tenants to close stores;

•	We are subject to competition for tenants from other owners of retail properties, and our tenants are subject to competition from other retailers and methods of distribution. We are dependent upon the successful operations and financial condition of our tenants, in particular of our major tenants, and could be adversely affected by the bankruptcy of those tenants;

•	We rely on major tenants, which makes us vulnerable to changes in the business and financial condition of, or demand for our space, by such tenants;

•	We may fail to dispose of properties on favorable terms. In addition, real estate investments can be illiquid, particularly as prospective buyers may experience increased costs of financing or difficulties obtaining financing, and could limit our ability to promptly make changes to our portfolio to respond to economic and other conditions;

•	We may not realize the intended benefits of acquisition or merger transactions. The acquired assets may not perform as well as we anticipated, or we may not successfully integrate the assets and realize the improvements in occupancy and operating results that we anticipate. The acquisition of certain assets may subject us to liabilities, including environmental liabilities;

•	We may fail to identify, acquire, construct or develop additional properties that produce a desired yield on invested capital, or may fail to effectively integrate acquisitions of properties or portfolios of properties;

•	We may be limited in our acquisition opportunities due to competition, the inability to obtain financing on reasonable terms or any financing at all and other factors;

•	We may abandon a development opportunity after expending resources if we determine that the development opportunity is not feasible due to a variety of factors, including a lack of availability of construction financing on reasonable terms, the impact of the current economic environment on prospective tenants’ ability to enter into new leases or pay contractual rent, or our inability to obtain all necessary zoning and other required governmental permits and authorizations;

•	We may not complete development projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, governmental approvals, material shortages or general economic downturn resulting in limited availability of capital, increased debt service expense and construction costs and decreases in revenue;

•	Our financial condition may be affected by required debt service payments, the risk of default and restrictions on our ability to incur additional debt or enter into certain transactions under our credit facilities and other documents governing our debt obligations. In addition, we may encounter difficulties in obtaining permanent financing or refinancing existing debt. Borrowings under our credit facilities are subject to certain representations and warranties and customary events of default, including any event that has had or could reasonably be expected to have a material adverse effect on our business or financial condition;

•	Changes in interest rates could adversely affect the market price of our securities, as well as our performance and cash flow;

•	Debt and/or equity financing necessary for us to continue to grow and operate our business may not be available or may not be available on favorable terms or at all;

•	Recent disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our securities;

•	We are subject to complex regulations related to our status as a real estate investment trust, or REIT, and would be adversely affected if we failed to qualify as a REIT;

•	We must make distributions to shareholders to continue to qualify as a REIT, and if we must borrow funds to make distributions, those borrowings may not be available on favorable terms or at all;

•	Joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that a partner or co-venturer may become bankrupt, may at any time have different interests or goals than our interests or goals and may take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT. In addition, a partner or co-venturer may not have access to sufficient capital to satisfy its funding obligations to the joint venture. The partner could default on the loans outside of our control. Furthermore, if the current constrained credit conditions in the capital markets persist or deteriorate further, we could be required to reduce the carrying value of our equity method investments if a loss in the carrying value of the investment is other than a temporary decline pursuant to Accounting Principles Board No. 18, “The Equity Method of Accounting for Investments in Common Stock”;

•	We may not realize anticipated returns from our real estate assets outside the United States. We expect to continue to pursue international opportunities that may subject us to different or greater risks than those associated with our domestic operations. We own assets in Puerto Rico, an interest in an unconsolidated joint venture that owns properties in Brazil and an interest in consolidated joint ventures that will develop and own properties in Canada, Russia and Ukraine;

•	International development and ownership activities carry risks that are different from those we face with our domestic properties and operations. These risks include:

•	Adverse effects of changes in exchange rates for foreign currencies;

•	Changes in foreign political or economic environments;

•	Challenges of complying with a wide variety of foreign laws including tax laws and addressing different practices and customs relating to corporate governance, operations and litigation;

•	Different lending practices;

•	Cultural and consumer differences;

•	Changes in applicable laws and regulations in the United States that affect foreign operations;

•	Difficulties in managing international operations; and

•	Obstacles to the repatriation of earnings and cash;

•	Although our international activities are currently a relatively small portion of our business, to the extent we expand our international activities, these risks could significantly increase and adversely affect our results of operations and financial condition;

•	We are subject to potential environmental liabilities;

•	We may incur losses that are uninsured or exceed policy coverage due to our liability for certain injuries to persons, property or the environment occurring on our properties; and

•	We could incur additional expenses in order to comply with or respond to claims under the Americans with Disabilities Act or otherwise be adversely affected by changes in government regulations, including changes in environmental, zoning, tax and other regulations.

These factors and the other risk factors described in this prospectus and any prospectus supplement, including the documents incorporated by reference, are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to: the repayment of our indebtedness; the redemption of outstanding securities; the acquisition or development of properties (including using the net proceeds for possible portfolio or asset acquisitions or in business combinations or joint ventures) as suitable opportunities arise; and the expansion and improvement of certain properties in our portfolio.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For this purpose, “earnings” consist of earnings from continuing operations, excluding income taxes, non-controlling interest share in earnings and fixed charges, other than capitalized interest, and “fixed charges” consist of interest on borrowed funds, including amounts that have been capitalized, and amortization of capitalized debt issuance costs, debt premiums and debt discounts.

Six Months
	Year Ended December 31,					Ended June 30,
	2004	2005	2006(a)	2007(a)	2008(a)	2009

Ratio of Earnings to Fixed Charges	2.9x	2.3x	2.0x	1.7x	(b)	(b)
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	2.05x	1.79x	1.58x	1.52x	(c)	(c)

(a)	These periods have been adjusted to reflect the retroactive adoption of FSP APB 14-1, also known as ASC 470-02, for interest expense related to our convertible debt.

(b)	Due to our loss from continuing operations for the six months ended June 30, 2009 and the year ended December 31, 2008, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $121.7 million and $118.1 million to achieve a coverage of 1:1 for the six months ended June 30, 2009 and the year ended December 31, 2008.

The loss from continuing operations for the six months ended June 30, 2009 includes impairment charges, including impairment of joint venture investments, of $159.1 million that are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009. The loss from continuing operations for 2008 includes impairment charges, including impairment of joint venture investments, of $183.2 million that are discussed in our Current Report on Form 8-K filed August 10, 2009, which updates certain portions of our Annual Report on Form 10-K for the year ended December 31, 2008.

(c)	Due to our loss from continuing operations for the six months ended June 30, 2009 and the year ended December 31, 2008, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $142.8 million and $160.4 million to achieve a coverage of 1:1 for the six months ended June 30, 2009 and the year ended December 31, 2008.

The loss from continuing operations for 2008 includes impairment charges, including impairment of joint ventures, of $183.2 million that are discussed in our Current Report of Form 8-K filed August 10, 2009, which updates certain portions of our Annual Report on Form 10-K for the year ended December 31, 2008. The loss from continuing operations for the six months ended June 30, 2009 includes impairment charges, including impairments of joint ventures, of $159.1 million that are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

DESCRIPTION OF DEBT SECURITIES

Our senior securities will be issued under a senior indenture dated as of May 1, 1994, as amended or supplemented from time to time, between the Company and U.S. Bank National Association, as Trustee. Our subordinated securities will be issued under a subordinated indenture dated as of May 1, 1994, as amended or supplemented from time to time between the Company and The Bank of New York Mellon, as Trustee.

The following description is a summary of the material provisions of the indentures including references to the applicable section of the indentures. It does not restate the indentures in their entirety. We urge you to read the indentures because they, and not this description, define the rights of holders of debt securities. Except as otherwise defined herein, terms used in this description but not otherwise defined herein are used as defined in the indentures. When we refer to “DDR,” “we,” “our,” “us,” and “the Company” in this section, we are referring to Developers Diversified Realty Corporation excluding its subsidiaries, unless the context otherwise requires or as otherwise expressly stated herein.

The indentures have been incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. The indentures are available for inspection at the corporate trust offices of the applicable Trustee as follows: (i) U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, NY 10005, and (ii) The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, New York 10286. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939. All section references appearing in this description are to sections of the applicable indenture.

General

Our debt securities will be direct, unsecured obligations. The debt securities issued under each indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of directors. The principal amount and series also may be established in one or more indentures supplemental to the applicable indenture. All debt securities of one series need not be issued at the same time (section 301 of the indentures). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indentures). Either Trustee may resign or be removed with respect to one or more series of debt securities issued under the applicable indenture, and a successor Trustee may be appointed to act with respect to such series.

Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

(1) the title of such debt securities;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or (if applicable) the portion of the principal amount of such debt securities which is convertible into our common shares or other equity securities, or the method by which any such portion shall be determined;

(4) if such debt securities are convertible, any limitation on the ownership or transferability of our common shares or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

(5) the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(6) the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(7) the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(8) the date(s) on which any interest will be payable;

(9) the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(10) the Person to whom any interest shall be payable;

(11) the basis upon which any interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(12) the place(s) where:

a. the principal of (and premium, if any) or interest, if any, on such debt securities will be payable,

b. such debt securities may be surrendered for conversion or registration of transfer or exchange, and

c. notices or demands in respect of such debt securities and the applicable indenture may be served;

(13) the period(s) within which, the price(s) at which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(14) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(15) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(16) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(17) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the applicable indenture;

(18) whether such debt securities will be issued in certificated or book-entry form;

(19) whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof and terms and conditions relating thereto;

(20) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

(21) the terms, if any, upon which such debt securities may be convertible into our common shares or other equity securities (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(22) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

(23) any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Except as set forth under the captions “Material Covenants — Limitation on Incurrence of Debt” and “— Maintenance of Unencumbered Real Estate Assets,” which relate solely to the senior indenture and the senior securities, or as may be contained in a supplemental indenture relating to a series of debt securities, neither indenture contains any additional provision that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving DDR or in the event of a change of control of DDR. However, certain restrictions on ownership and transfer of our common shares and other equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control. See “Description of Common Shares,” “Description of Preferred Shares” and “Description of Depositary Shares Representing Preferred Shares.” Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof (section 302 of the indentures).

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the applicable Trustee as follows: (i) U.S. Bank National Association, 100 Wall Street, Suite 1600, New York, NY 10005 and (ii) The Bank of New York Mellon, 101 Barclay Street, Floor 8W, New York, New York 10286. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indentures).

Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the applicable Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the applicable indenture (section 307 of the indentures).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indentures). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indentures).

Neither DDR nor any Trustee will be required:

•	to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indentures).

Merger, Consolidation or Sale

Each indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

(1) we are the continuing corporation, or the successor corporation expressly assumes payment of the principal of (and premium, if any), and interest on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiaries’ obligation as a result thereof as having been incurred by us or our subsidiaries at the time of such transaction, no Event of Default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) an officer’s certificate and legal opinion confirming the satisfaction of the conditions are delivered to the applicable Trustee (sections 801 and 803 of the indentures).

Material Covenants

The subordinated indenture does not contain the covenants described in this section. It also does not contain any limitation on the amount of Debt (as defined below) of any kind that we may incur or on the amount of dividends or other distributions that we may pay our shareholders. The senior indenture contains the following covenants:

Limitation on Incurrence of Debt.  We will not, and will not permit any subsidiary to, incur any Debt if, immediately after the incurrence of such additional Debt, the aggregate principal amount of all our outstanding

Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of:

(1) our Undepreciated Real Estate Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, filed with the applicable Trustee) prior to the incurrence of such additional Debt, and

(2) the purchase price of all real estate assets acquired by us or our subsidiaries since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt (section 1004 of the senior indenture).

We will not, and will not permit any subsidiary to, incur any Debt if Consolidated Income Available for Debt Service (as defined below) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge (as defined below) on our consolidated Debt to be outstanding immediately after the incurrence of such additional Debt (section 1004 of the senior indenture).

In addition to the foregoing limitations on the incurrence of Secured Debt, in connection with the issuance of our 4.625% Notes Due 2010, 3.875% Notes Due 2009, 5.25% Notes Due 2011, 5.0% Notes Due 2010, 5.5% Notes Due 2015, 5.375% Notes Due 2012 and 9.625% Notes Due 2016, we have added a covenant providing that as long as any of our 4.625% Notes Due 2010, 3.875% Notes Due 2009, 5.25% Notes Due 2011, 5.0% Notes Due 2010, 5.5% Notes Due 2015, 5.375% Notes Due 2012 and 9.625% Notes Due 2016 remain outstanding, we will not, and will not permit any subsidiary to, incur any Secured Debt, if immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt, the aggregate amount of all of our and our subsidiaries’ outstanding Secured Debt on a consolidated basis is greater than 40% of the sum of our Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Secured Debt and the increase, if any, in Total Assets from the end of such quarter, including, without limitation, any increase in Total Assets caused by the application of the proceeds of additional Secured Debt.

Restrictions on Dividends and Other Distributions.  We will not:

•	declare or pay any dividends (other than dividends payable in our capital stock) on any shares of our capital stock;

•	apply any of our property or assets to the purchase, redemption or other acquisition or retirement of any shares of our capital stock;

•	set apart any sum for the purchase, redemption or other acquisition or retirement of any shares of our capital stock; or

•	make any other distribution on any shares of our capital stock, by reduction of capital or otherwise if, immediately after such declaration or other such action, the aggregate of all such declarations and other actions since the date on which the indenture was originally executed exceeds the sum of (a) Funds from Operations from December 31, 1993 until the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the applicable Trustee) prior to such declaration or other action and (b) $20,000,000.

This limitation does not apply to any declaration or other action referred to above which is necessary to maintain our status as a REIT under the Code if the aggregate principal amount of all our and our subsidiaries’ outstanding Debt at such time is less than 65% of our Undepreciated Real Estate Assets as of the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the applicable Trustee) prior to such declaration or other action (section 1005 of the senior indenture).

Notwithstanding the provisions described above, we will not be prohibited from making the payment of any dividend within 30 days after the declaration thereof if, at the date of declaration, such payment would have complied with those provisions (section 1005 of the senior indenture).

Existence.  Except as permitted under the provisions of the senior indenture described under the caption “Merger, Consolidation or Sale,” we must preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the senior securities (section 1006 of the senior indenture).

Maintenance of Properties.  All of our properties that are used or useful in the conduct of our business or the business of our subsidiaries must be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We also are required to make all necessary repairs, renewals, replacements, betterments and improvements to our properties. We must do these things as necessary in our judgment to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we and our subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1007 of the senior indenture).

Insurance.  We will, and will cause each of our subsidiaries to, keep all of our or their respective insurable properties insured against loss or damage at least equal to the properties’ then full insurable value with insurers of recognized responsibility having a rating of at least A:VIII in Best’s Key Rating Guide (section 1008 of the senior indenture).

Payment of Taxes and Other Claims.  We must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries’ income, profits or property; and

(2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

However, we will not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (section 1009 of the senior indenture).

Provision of Financial Information.  Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we must, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to such Section 13 or 15(d) if we were so subject, on or prior to the respective dates by which we would have been required to file such documents. We must also in any event:

(1) within 15 days after such document would have been required to be filed:

a. mail to all holders of senior securities, as their names and addresses appear in the register for debt securities of each series, without cost to such holders, copies of such annual reports and quarterly reports which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections, and

b. file with the applicable Trustee copies of such annual reports, quarterly reports and other documents which we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

(2) if we are not permitted to file such documents with the SEC under the Exchange Act, we must supply copies of such documents to any prospective holder of senior securities promptly upon written request and payment of the reasonable cost of duplication and delivery of such documents (section 1010 of the senior indenture).

Maintenance of Unencumbered Real Estate Assets.  We must maintain an Unencumbered Real Estate Asset Value of not less than 135% of the aggregate principal amount of all our and our subsidiaries’ outstanding unsecured Debt (section 1011 of the senior indenture).

Events of Default, Notice and Waiver

Each indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

(3) default in making any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty contained in the applicable indenture continued for 60 days after written notice as provided in such indenture; however, default in the performance, or breach, of a covenant or warranty added to such indenture solely for the benefit of a series of debt securities issued thereunder other than such series is not an Event of Default;

(5) default under any bond, debenture, note or other evidence of indebtedness of the Company or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $10,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the applicable indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of the Company or of any significant subsidiary of the Company as defined in Regulation S-X promulgated under the Securities Act or of the respective property of either; and

(7) any other Event of Default provided with respect to that series of debt securities (section 501 of the indentures).

If an Event of Default occurs under either indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the applicable Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under such indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under such indenture, as the case may be, may rescind and annul such declaration and its consequences if:

(1) we have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under such indenture, as the case may be, plus certain fees, expenses, disbursements and advances of such Trustee, and

(2) all Events of Default have been cured or waived as provided in such indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under such indenture) (section 502 of the indentures).

The indentures also provide that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the applicable indenture, as the case may be, may waive any past default with respect to such series and its consequences.

However, holders may not waive a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indentures).

Each indenture provides that the applicable Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of a default under such indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of such Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indentures).

Each indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the applicable Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of reasonable indemnity (section 507 of the indentures). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indentures).

Subject to provisions in the applicable indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under such indenture have offered reasonable security or indemnity to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under such indenture at the request or direction of the holders (section 602 of the indentures). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under such indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon such Trustee. However, such Trustee may refuse to follow any direction which is in conflict with such indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512 of the indentures).

Within 120 days after the close of each fiscal year, we must deliver to each Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the applicable indenture and, if so, specify each such default and the nature and status thereof (section 1012 of the senior indenture and section 1004 of the subordinated indenture).

Modification of the Indentures

Modifications and amendments to either indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

•	change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•	change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•	reduce the principal amount of any such debt security;

•	reduce the rate or amount of interest on any such debt security;

•	reduce the premium payable on redemption of any such debt security;

•	reduce any Additional Amount payable in respect of any such debt security;

•	reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•	change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•	change our obligation to pay Additional Amounts;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in such indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indentures).

The senior indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the senior indenture, including those described in the section of this prospectus captioned “Material Covenants” (section 1014 of the senior indenture).

DDR and the applicable Trustee may modify and amend either indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another Person to our obligations under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us in such indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•	to add or change any provisions of such indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•	to change or eliminate any provision of such indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•	to secure the debt securities issued thereunder;

•	to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such debt securities into our common shares or preferred shares;

•	to provide for the acceptance of appointment by a successor Trustee;

•	to facilitate the administration of the trusts under such indenture by more than one Trustee;

•	to cure any ambiguity, defect or inconsistency in such indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder; or

•	to supplement any of the provisions of such indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; however, such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder (section 901 of the indentures).

Each indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

•	the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•	the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•	the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of such indenture; and

•	debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101 of the indentures).

Each indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indentures). The applicable Trustee may call a meeting at any time. DDR or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the applicable indenture (section 1502 of the indentures). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of such indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series.

However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indentures).

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting and

(2) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture (section 1504 of the indentures).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with such Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indentures). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

Each indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust (“defeasance”) (section 1402 of the indentures); or

(2) to be released from our obligations relating to (a) sections 1004 to 1011, inclusive, of the senior indenture (being the restrictions described under the caption “Material Covenants”) and, if provided under the senior indenture, our obligations with respect to any other covenant contained in the senior indenture, and (b) if provided under the subordinated indenture, our obligations with respect to any covenant contained in the subordinated indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”) (section 1403 of the indentures).

Defeasance or covenant defeasance will occur upon our irrevocable deposit with the applicable Trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

Such a trust may be established only if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such indenture (section 1404 of the indentures).

“Government Obligations” means securities that are

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, and the obligations may not be callable or redeemable at the option of the issuer thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (section 101 of the indentures).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series is entitled to, and does, elect under the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

(2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indentures). “Conversion Event” means the cessation of use of:

a. a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community,

b. the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

c. any currency unit or composite currency other than the ECU for the purposes for which it was established (section 101 of the indentures).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than:

(1) with respect to senior securities, the Event of Default described in clause (4) under “Events of Default, Notice and Waiver” or

(2) with respect to all debt securities, the Event of Default described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Senior Securities and Senior Indebtedness

Each series of senior securities will constitute Senior Indebtedness (as described below) and will rank equally with each other series of senior securities and other Senior Indebtedness. All subordinated indebtedness will be subordinated to the senior securities and other Senior Indebtedness. Subordinated indebtedness includes, but is not limited to, all subordinated securities issued under the subordinated indenture.

Senior Indebtedness is defined in the subordinated indenture to mean:

(1) the principal of (and premium, if any) and unpaid interest on indebtedness for money borrowed,

(2) purchase money and similar obligations,

(3) obligations under capital leases,

(4) guarantees, assumptions or purchase commitments relating to indebtedness of others, or other transactions as a result of which we are responsible for the payment of indebtedness of others,

(5) renewals, extensions and refunding of any such indebtedness,

(6) interest or obligations in respect of any indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings, and

(7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements.

The indebtedness or obligations described above are not Senior Indebtedness to the extent the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations provides that such indebtedness or obligation is subordinate or junior in right of payment to any of our other indebtedness or obligations.

Subordination of Subordinated Securities

Subordinated Indenture.  The principal of (and premium, if any) and interest payments on the subordinated securities will be subordinated as set forth in the subordinated indenture to our Senior Indebtedness whether outstanding on the date of the subordinated indenture or thereafter incurred (section 1701 of the subordinated indenture).

Ranking.  No class of subordinated securities is subordinated to any other class of subordinated debt securities. See “Subordination Provisions” below.

Subordination Provisions.  In the event:

(1) of any distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties which complies with the requirements of Article Eight of the subordinated indenture,

(2) that a default shall have occurred and be continuing with respect to the payment of principal of (or premium, if any) or interest on any Senior Indebtedness, or

(3) that the principal of the subordinated securities of any series issued under the subordinated indenture (or in the case of Original Issue Discount Securities, the portion of the principal amount thereof referred to in

(4) section 502 of the subordinated indenture) shall have been declared due and payable pursuant to section 502 of the subordinated indenture, and such declaration has not been rescinded and annulled, then:

a. in a circumstance described in clause (1) or (2) above, the holders of all Senior Indebtedness, and in the circumstance described in clause (3) above, the holders of all Senior Indebtedness outstanding at the time the principal of such issued subordinated securities (or in the case of Original Issue Discount Securities, such portion of the principal amount) has been declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium (if any) and interest, or provision shall be made for such payment in money or money’s worth, before the holders of any of the subordinated securities are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the subordinated securities;

b. any payment by us, or distribution of our assets, of any kind or character, whether in cash, property or securities (other than certain subordinated securities issued in a reorganization or readjustment), to which the holder of any of the subordinated securities would be entitled except for the provisions of Article Seventeen of the subordinated indenture shall be paid or delivered by the Person making such payment or distribution directly to the holders of Senior Indebtedness (as provided in clause (a) above), or on their behalf, to the extent necessary to make payment in full of all Senior Indebtedness (as provided in clause (a) above) before any payment or distribution is made to or in respect of the holders of the subordinated securities. Such payment or distribution will be made ratably according to the aggregate amount remaining unpaid on account of such Senior Indebtedness. The amount of Senior Indebtedness remaining unpaid shall be calculated after giving effect to any concurrent payment or distribution (or provisions therefor) to the holders of Senior Indebtedness; and

c. in the event that, notwithstanding the foregoing, any payment by us, or distribution of our assets, of any kind or character is received by the holders of any of the subordinated securities issued under the subordinated indenture before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf, ratably as stated above, for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full. The amount of Senior Indebtedness remaining unpaid shall be calculated after giving effect to any concurrent payment or distribution (or provisions therefor) to the holders of such Senior Indebtedness.

Because of subordination in favor of the holders of Senior Indebtedness in the event of insolvency, certain of our general creditors, including holders of Senior Indebtedness, may recover more, ratably, than the holders of the subordinated securities.

Convertible Debt Securities

The following provisions will apply to debt securities that will be convertible into our common shares or other equity securities (“Convertible debt securities”) unless otherwise described in the prospectus supplement for such Convertible debt securities.

Our board of directors will determine the terms and conditions of any Convertible debt securities, if any, issued pursuant to the senior indenture (“Senior Convertible debt securities”). Such terms and conditions may include whether the Senior Convertible debt securities are convertible into our common or preferred shares (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion) (section 301 of the senior indenture).

The holder of any Convertible debt securities issued pursuant to the subordinated indenture (“Subordinated Convertible debt securities”) will have the right to convert those Subordinated Convertible debt securities into our common shares or other equity securities at the conversion price or rate for each $1,000 principal amount of Subordinated Convertible debt securities set forth in the applicable prospectus supplement. This conversion right is exercisable at any time during the time period specified in the applicable prospectus supplement unless the Subordinated Convertible debt security has been previously redeemed. The holder of any Subordinated Convertible debt security may convert a portion thereof, which is $1,000 or any integral multiple of $1,000 (section 1602 of the subordinated indenture). In the case of Subordinated Convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the prospectus supplement. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon our receipt of written notice of the exercise of such option (section 1602 of the subordinated indenture).

In certain events, the conversion price or rate will be subject to adjustment as contemplated in the subordinated indenture. For debt securities convertible into common shares, such events include:

•	the issuance of our common shares as a dividend;

•	subdivisions and combinations of common shares;

•	the issuance to all holders of rights or warrants entitling such holders of common shares to subscribe for a purchase of common shares at a price per share less than the current market price per common share; and

•	the distribution to all holders of common shares of shares of our capital stock (other than common shares), evidences of our indebtedness or assets (excluding cash dividends or distributions paid from our retained earnings or subscription rights or warrants other than those referred to above).

The conversion price or rate is not required to be adjusted if the adjustment would require a cumulative increase or decrease in price or rate of less than 1% (section 1605 of the subordinated indenture). Fractional common shares will not be issued upon conversion; instead, we will pay cash adjustments (section 1606 of the subordinated indenture). Unless otherwise specified in the applicable prospectus supplement, Subordinated Convertible debt securities convertible into common shares surrendered for conversion between any record date for an interest payment and the related interest payment date (except such Subordinated Convertible debt securities called for redemption on a redemption date during such period) must be accompanied by the interest payment that the holder thereof is entitled to receive (section 1604 of the subordinated indenture).

To protect our status as a REIT, a Person may not own or convert any Subordinated Convertible debt security if as a result of such ownership or upon such conversion such Person would then be deemed to Beneficially Own more than 5.0% of our outstanding capital stock (section 1601 of the subordinated indenture). For purposes of determining the percentage ownership of our common shares or other equity securities held by an investor, common shares or other equity securities that may be acquired upon the conversion of Convertible debt securities directly or constructively held by such investor, but not common shares or other equity securities issuable with respect to the conversion of Convertible debt securities held by others, are deemed to be outstanding (a) at the time of purchase of the Convertible debt securities, and (b) prior to the conversion of the Convertible debt securities. See “Certain Federal Income Tax Considerations.”

The adjustment provisions for debt securities convertible into our equity securities other than common shares will be determined at the time of issuance of such debt securities and will be set forth in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any Convertible debt securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such Convertible debt securities by one or more investment bankers or other purchasers who may agree with us to purchase such Convertible debt securities and convert them into our common shares or other equity securities, as the case may be (section 1108 of the indentures).

Reference is made to the sections captioned “Description of Common Shares,” “Description of Preferred Shares” and “Description of Depositary Shares Representing Preferred Shares” for a general description of securities to be acquired upon the conversion of Convertible debt securities, including a description of certain restrictions on the ownership of the common shares and the preferred shares.

The Trustees

U.S. Bank National Association serves as Trustee for our senior securities pursuant to the senior indenture. The Bank of New York Mellon serves as Trustee for our subordinated securities pursuant to the subordinated indenture.

Definitions

Set forth below are defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of directors, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Beneficially Own” means the ownership of our common shares by a Person who would be treated as an owner of such common shares either directly or through the application of Section 544 of the Code, as modified by Section 856(b)(1)(B) of the Code.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income (as defined below) of DDR and its subsidiaries:

(1) plus amounts which have been deducted for

a. interest on our and our subsidiaries’ Debt,

b. provision for our and our subsidiaries’ taxes based on income,

c. amortization of debt discount,

d. depreciation and amortization, and

(2) adjusted, as appropriate, for

a. the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, and

b. the effect of equity in net income or loss of joint ventures in which we own an interest to the extent not providing a source of, or requiring a use of, cash, respectively.

“Consolidated Net Income” for any period means the amount of our and our subsidiaries’ net income (or loss) for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

“Debt” means any of our or our subsidiaries’ indebtedness, whether or not contingent, in respect of:

(1) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or our subsidiaries;

(3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(4) any lease of property by us or our subsidiaries as lessee which is reflected on our Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on our Consolidated Balance Sheet in accordance with generally accepted accounting principles. Debt also includes, to the extent not otherwise included, any obligation of ours or our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than us or our subsidiaries). Debt shall be deemed to be incurred by us or our subsidiaries whenever we or any such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

“Funds from Operations” for any period means the Consolidated Net Income of us and our subsidiaries for such period without giving effect to depreciation and amortization, gains or losses from extraordinary items, gains or losses on sales of real estate (except for real estate sold through our or our subsidiaries’ merchant building program), gains or losses on investments in marketable securities and any provision/benefit for income taxes for such period, plus funds from operations of unconsolidated joint ventures, all determined on a consistent basis in accordance with generally accepted accounting principles.

“Holder” means the Person in whose name a debt security is registered in the register for each series of debt securities.

“Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

“Maximum Annual Service Charge” as of any date means the maximum amount which may become payable in a period of 12 consecutive calendar months from such date for interest on, and required amortization of, Debt. The amount payable for amortization will include the amount of any sinking fund or other analogous fund for the retirement of Debt. It will also include the amount payable on account of principal of any such Debt which matures serially other than at the final maturity date of such Debt.

“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

(1) debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3) debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance;

(4) debt securities which have been paid pursuant to section 306 or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

(5) debt securities converted into common shares or preferred shares in accordance with or as contemplated by the indenture, if the terms of such debt securities provide for convertibility pursuant to section 301;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act of 1939, as amended:

(1) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2) the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301; and

(4) debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Secured Debt” means, without duplication, Debt that is secured by a mortgage, trust deed, deed of trust, deed to secure Debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible asset(s). Secured Debt shall be deemed to be incurred (i) on the date the obligor thereon creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date or (ii) on the date the obligor thereon first secures such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

“Subsidiary” means an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (but excluding intangibles and trade receivables related to rent and other charges derived from leases with tenants) after eliminating intercompany accounts and transactions.

“Undepreciated Real Estate Assets” as of any date means the amount of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization and determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Real Estate Asset Value” as of any date means the sum of:

(1) our Undepreciated Real Estate Assets, which are not encumbered by any mortgage, lien, charge, pledge or security interest, as of the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if that filing is not required under the Exchange Act, with the Trustee) prior to such date; and

(2) the purchase price of any real estate assets that are not encumbered by any mortgage, lien, charge, pledge, or security interest and were acquired by us or any subsidiary after the end of such calendar quarter.

Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable trustee under the applicable indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security:

(1) will not be entitled to have debt securities represented by such global security registered in their names;

(2) will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

(3) will not be considered the owners or holders thereof under the applicable indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

(1) DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

(2) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

(3) there shall have occurred and be continuing an event of default under an indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date.

The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee, as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable Trustee’s, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the applicable Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to such Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the applicable Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the applicable Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED SHARES

Capitalization

Our articles of incorporation authorize us to issue up to:

•	750,000 Class A Cumulative Preferred Shares, without par value, or the Class A Shares, of which 460,000 shares have been designated as 9 1/2% Class A Cumulative Redeemable Preferred Shares;

•	750,000 Class B Cumulative Preferred Shares, without par value, or the Class B Shares, of which 177,500 shares have been designated as 9.44% Class B Cumulative Redeemable Preferred Shares;

•	750,000 Class C Cumulative Preferred Shares, without par value, or the Class C Shares, of which 460,000 shares have been designated as 8 3/8% Class C Cumulative Redeemable Preferred Shares;

•	750,000 Class D Cumulative Preferred Shares, without par value, or the Class D Shares, of which 230,000 shares have been designated as 8.68% Class D Cumulative Redeemable Preferred Shares;

•	750,000 Class E Cumulative Preferred Shares, without par value, or the Class E Shares, of which 750,000 shares have been designated as Class E Series I Cumulative Preferred Shares;

•	750,000 Class F Cumulative Preferred Shares, without par value, or the Class F Shares, of which 690,000 shares have been designated as 8.60% Class F Cumulative Redeemable Preferred Shares;

•	750,000 Class G Cumulative Preferred Shares, without par value, or the Class G Shares, of which 736,000 shares have been designated as 8% Class G Cumulative Redeemable Preferred Shares;

•	750,000 Class H Cumulative Preferred Shares, without par value, or the Class H Shares, of which 410,000 shares have been designated as 7 3/8% Class H Cumulative Redeemable Preferred Shares;

•	750,000 Class I Cumulative Preferred Shares, without par value, or the Class I Shares, of which 345,000 shares have been designated as 7.50% Class I Cumulative Redeemable Preferred Shares;

•	750,000 Class J Cumulative Preferred Shares, without par value, or the Class J Shares, of which 450,000 shares have been designated as 9% Class J Cumulative Redeemable Preferred Shares;

•	750,000 Class K Cumulative Preferred Shares, without par value, or the Class K Shares, of which 350,000 shares have been designated as 8 7/8% Class K Cumulative Redeemable Preferred Shares;

•	750,000 Noncumulative Preferred Shares, without par value, or the noncumulative shares; and

•	2,000,000 Cumulative Voting Preferred Shares, without par value, or the cumulative voting preferred shares.

General

We refer to the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the noncumulative shares collectively as the nonvoting preferred shares.

The outstanding nonvoting preferred shares are represented by depositary shares. Each depositary share represents a fractional interest in the respective preferred share. The preferred shares have been deposited with a depositary, under a deposit agreement between us, the depositary and the holders from time to time of the depositary receipts issued under the deposit agreement. The depositary receipts evidence the depositary shares. Each holder of a depositary receipt evidencing a depositary share will be entitled to all the rights and preferences of a fractional interest in a corresponding preferred share, including dividend, voting, redemption and liquidation rights and preferences.

The following description summarizes certain general terms and provisions of each class of nonvoting preferred shares and the cumulative voting preferred shares. This summary may not contain all of the information that is important to you. For more detail, you should refer to the applicable provisions of our articles of incorporation and code of regulations that are filed as exhibits to the registration statement of which this prospectus forms a part.

Except as discussed below, the nonvoting preferred shares rank on a parity with each other and are identical to each other. The cumulative voting preferred shares rank equally, except with respect to voting rights, with all of the nonvoting preferred shares. Dividends on the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the cumulative voting preferred shares will be cumulative, while dividends on the noncumulative shares will not be cumulative.

Prior to the issuance of shares of each series of each class of nonvoting preferred shares, our board of directors may, under our articles of incorporation and Ohio law, fix:

•	the designation of the series;

•	the authorized number of shares of the series. Our board of directors may, except when otherwise provided in the creation of the series, increase or decrease the authorized number of shares before or after issuance of the series (but not below the number of shares of such series then outstanding);

•	the dividend rate or rates of the series, including the means by which such rates may be established;

•	the date(s) from which dividends shall accrue and be cumulative and, with respect to all nonvoting preferred shares, the date on which and the period(s) for which dividends, if declared, shall be payable, including the means by which such date(s) and period(s) may be established;

•	redemption rights and prices, if any;

•	the terms and amounts of the sinking fund, if any;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•	whether the shares of the series shall be convertible into common shares or shares of any other class;

•	if the shares are convertible, the conversion rate(s) or price(s), any adjustments to the rate or price and all other terms and conditions upon which such conversion may be made; and

•	restrictions on the issuance of shares of the same or any other class or series.

Rank

All preferred shares will be equal to all other preferred shares with respect to dividend rights (subject to dividends on noncumulative shares being noncumulative) and rights upon our liquidation, dissolution or winding-up.

The preferred shares will:

•	rank prior to all classes of common shares and to all other equity securities ranking junior to such preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up;

•	be equal to all of our equity securities the terms of which specifically provide that such equity securities are equal to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up; and

•	be junior to all of our equity securities the terms of which specifically provide that such equity securities rank prior to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up.

Dividends

The holders of each series of each class of preferred shares are entitled to receive, if, when and as declared, out of funds legally available for payment, dividends in cash at the rate determined for such series in preference to the holders of common shares and of any other class of shares ranking junior to the preferred shares. Dividends shall be payable on the date fixed for such series. Dividends with respect to each series of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and the cumulative voting preferred shares will be cumulative from the dates fixed for the series. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. Any dividend payment made on the preferred shares that have been designated under the Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares and Class K Shares, which we refer to collectively as the designated preferred shares, will first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

Dividends on our preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

Accumulated but unpaid dividends on the designated preferred shares will not bear interest.

If preferred shares are outstanding, dividends may not be paid or declared or set apart for any series of preferred shares for any dividend period unless at the same time:

•	a proportionate dividend for the dividend periods terminating on the same or any earlier date for all issued and outstanding shares of all series of such class entitled to receive such dividend (but, if such series are series of noncumulative shares, then only with respect to the current dividend period), ratably in proportion to the respective annual dividend rates fixed therefor, have been paid or declared or set apart; and

•	the dividends payable for the dividend periods terminating on the same or any earlier date for all other classes of issued and outstanding preferred shares entitled to receive such dividends (but, with respect to noncumulative shares, only with respect to the then-current dividend period), ratably in proportion to the respective dividend rates fixed therefor, have been paid or declared and set apart.

If any series of preferred shares is outstanding, a dividend shall not be paid or declared or any distribution made in respect of the common shares or any other shares ranking junior to such series of preferred shares, and common shares or any other shares ranking junior to such series of preferred shares shall not be purchased, retired or otherwise acquired by us unless:

•	all accrued and unpaid dividends on all classes of outstanding preferred shares, including the full dividends for all current dividend periods for the nonvoting preferred shares (except, with respect to noncumulative shares, for the then-current dividend period only), have been declared and paid or a sum sufficient for payment thereof set apart; and

•	with respect to the nonvoting preferred shares, there are no arrearages with respect to the redemption of any series of any class of preferred shares from any sinking fund provided for such class in accordance with our articles of incorporation. However, common shares and any other shares ranking junior to such series of preferred shares may be purchased, retired or otherwise acquired using the proceeds of a sale of common shares or other shares junior to such preferred shares received subsequent to the first date of issuance of such preferred shares. In addition, we may pay or declare or distribute dividends payable in common shares or other shares ranking junior to such preferred shares.

The preceding restrictions on the payment of dividends or other distributions on, or on the purchase, redemption, retirement or other acquisition of, common shares or any other shares ranking equal to or junior to any class of preferred shares generally will be inapplicable to:

•	any payments in lieu of issuance of fractional shares, upon any merger, conversion, stock dividend or otherwise in the case of the nonvoting preferred shares;

•	the conversion of preferred shares into common shares; or

•	the exercise of our rights to repurchase shares of capital stock in order to preserve our status as a REIT under the Internal Revenue Code of 1986, as amended, or the Code.

When dividends are not paid in full (or a sum sufficient for full payment is not set apart) upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with such series, all dividends declared upon preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares shall be declared pro rata so that the amount of dividends declared per share on the shares of such series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods for noncumulative shares) and such other series bear to each other.

Redemption

If our board of directors so provides, a series of preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices determined by our board of directors. The redemption price per share will include an amount equal to all accrued and unpaid dividends on such preferred shares as of the date of redemption; however, the redemption price of noncumulative shares will include only unpaid dividends for the current dividend period. The redemption price may be payable in cash or other property.

We may not purchase or redeem, for sinking fund purposes or otherwise, less than all of a class of outstanding preferred shares except in accordance with a stock purchase offer made to all holders of record of such class, unless all dividends on that class of outstanding preferred shares for previous and current dividend periods (except, in the case of noncumulative shares, dividends for the current dividend period only) have been declared and paid or funds set apart and all accrued sinking fund obligations applicable thereto have been complied with. However, we may repurchase shares of capital stock in order to maintain our qualification as a REIT under the Code.

If fewer than all of our outstanding shares of any class of preferred shares are to be redeemed, we will determine the number of shares to be redeemed. Our board of directors will determine the manner for selecting by lot the shares to be redeemed.

We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of a preferred share to be redeemed at the address shown on our stock transfer books. If fewer than all the preferred shares of any series are to be redeemed, the notice of redemption will also specify the number of preferred shares to be redeemed from each holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the preferred shares to be redeemed, dividends will cease to accrue on such preferred shares. In addition, the holders of preferred shares to be redeemed will cease to be shareholders with respect to such shares and will have no right or claim against us with respect to such shares as of the redemption date. However, such holders will have the right to receive the redemption price without interest or to exercise before the redemption date any unexercised privileges of conversion.

The terms of redemption, if any, for the existing classes of preferred shares are included in our articles of incorporation that are filed as an exhibit to the registration statement of which this prospectus forms a part.

Liquidation Preference

In the event of our voluntary liquidation, dissolution or winding-up, the holders of any series of any class of preferred shares shall be entitled to receive in full out of our assets, including our capital, before any amount shall be paid or distributed among the holders of the common shares or any other shares ranking junior to such series, the amounts fixed by our board of directors with respect to such series. In addition, each holder will receive an amount equal to all dividends accrued and unpaid on that series of preferred shares to the date of payment of the amount due pursuant to our liquidation, dissolution or winding-up. However, holders of noncumulative shares will only receive dividends for the current dividend period. After holders of the preferred shares are paid the full preferential amounts to which they are entitled, they will have no right or claim to any of our remaining assets.

If liquidating distributions are made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred shares upon liquidation, dissolution or winding-up. The distributions will be made according to the holders’ respective rights and preferences and, in each case, according to their respective number of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding-up.

Voting Rights

Nonvoting Preferred Shares

Holders of nonvoting preferred shares have only the voting rights described below that apply to all preferred shares, whether nonvoting or voting, and as from time to time required by law.

If and when we are in default in the payment of (or, with respect to noncumulative shares, have not paid or declared and set aside a sum sufficient for the payment of) dividends on any series of any class of outstanding nonvoting preferred shares, for dividend payment periods, whether consecutive or not, which in the aggregate contain at least 540 days, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members to our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

The affirmative vote of the holders of at least two-thirds of a class of outstanding nonvoting preferred shares, voting separately as a class, shall be necessary to effect either of the following:

•	The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, ranking prior to such class of nonvoting preferred shares; or

•	Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such class of nonvoting preferred shares which are set forth in our articles of incorporation. However, the amendment of our articles of incorporation to authorize, create or change the authorized or outstanding number of a class of such preferred shares or of any shares ranking on a parity with or junior to such class of preferred shares does not adversely and materially affect preferences or voting or other rights of the holders of such class of preferred shares. In addition, amending the code of regulations to change the number or classification of our directors does not adversely or materially affect preferences or voting rights or other rights. Voting shall be done in person at a meeting called for one of the above purposes or in writing by proxy.

The preceding voting provisions will not apply if, at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Cumulative Voting Preferred Shares.

If and when we are in default in the payment of dividends on the cumulative voting preferred shares, for at least six dividend payment periods, whether or not consecutive, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members to our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to noncumulative shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

The affirmative vote of the holders of at least two-thirds of the outstanding cumulative voting preferred shares, voting separately as a class, shall be necessary to effect either of the following:

•	Any amendment, alteration or repeal of any of the provisions of, or the addition of any provisions to, our articles of incorporation or code of regulations, whether by merger, consolidation or otherwise, which we refer to as an event, that materially adversely affects the voting powers, rights or preferences of the holders of the cumulative voting preferred shares; provided, however, that the amendment of the provisions of the articles of incorporation (a) so as to authorize or create, or to increase the authorized amount of, or issue, any shares ranking junior to the cumulative voting preferred shares or any shares of any class or series of shares ranking on a parity with the cumulative voting preferred shares or (b) with respect to the occurrence of any event, so long as the cumulative voting preferred shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of the event, we may not be the surviving entity, shall not in either case be deemed to materially adversely affect the voting power, rights or preferences of the holders of cumulative voting preferred shares; or

•	the authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of shares ranking prior to the cumulative voting preferred shares or any security convertible into shares of any class or series of shares ranking prior to the cumulative voting preferred shares (whether or not such class or series of shares ranking prior to the cumulative voting preferred shares is currently authorized).

The preceding voting provisions will not apply, if at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of cumulative voting preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

In addition to the foregoing, the holders of cumulative voting preferred shares shall be entitled to vote on all matters on which holders of our common shares may vote and shall be entitled to one vote for each cumulative voting preferred share entitled to vote at such meeting.

General

Without limiting the provisions described above, under Ohio law, holders of each class of preferred shares will be entitled to vote as a class on any amendment to our articles of incorporation, whether or not they are entitled to vote thereon by our articles of incorporation, if the amendment would:

•	increase or decrease the par value of the shares of such class;

•	change the issued shares of such class into a lesser number of shares of such class or into the same or different number of shares of another class;

•	change or add to the express terms of the shares of the class in any manner substantially prejudicial to the holders of such class;

•	change the express terms of any class of issued shares ranking prior to the particular class in any manner substantially prejudicial to the holders of shares of the particular class;

•	authorize shares of another class that are convertible into, or authorize the conversion of shares of another class into, shares of the particular class, or authorize the directors to fix or alter conversion rights of shares of another class that are convertible into shares of the particular class;

•	reduce or eliminate our stated capital;

•	substantially change our purposes; or

•	change the Company into a nonprofit corporation.

If, and only to the extent that,

•	a class of preferred shares is issued in more than one series and

•	Ohio law permits the holders of a series of a class of capital stock to vote separately as a class,

the affirmative vote of the holders of at least two-thirds of each series of such class of outstanding preferred shares, voting separately as a class, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such series as set forth in our articles of incorporation. However, the amendment of our articles of incorporation so as to authorize, create or change the authorized or outstanding number of a class of preferred shares or of any shares ranking equal to or junior to such class of preferred shares does not adversely and materially affect the preference or voting or other rights of the holders of such series. In addition, the amendment of our code of regulations to change the number or classification of our directors does not adversely and materially affect the preference or voting or other rights of the holders of such series.

Restrictions on Ownership

In order to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. “Individual” is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. We also must satisfy certain other requirements. For more information on restrictions on ownership, see “Description of Common Shares — Restrictions on Ownership.”

To ensure that five or fewer individuals do not own more than 50% in value of our outstanding preferred shares, our articles of incorporation provide that, subject to certain exceptions, no one may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8%, which we refer to as the preferred shares ownership limit, of any series of any class of our outstanding preferred shares. In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the preferred shares ownership limit), in excess of 9.8%, which we refer to as the preferred shares related party limit, of our outstanding preferred shares. Our board of directors may exempt a person from the preferred shares ownership limit if the person would not be deemed an “individual” and may exempt a person from the preferred shares related party limit. As a condition of any exemption, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.

The preceding restrictions on transferability and ownership of preferred shares may not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased, the preferred shares ownership limit and the preferred shares related party limit will not be automatically removed. Any change in the preferred shares ownership limit or the preferred shares related party limit would require an amendment to our articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to our articles of incorporation require the affirmative vote of holders owning not less than a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, such amendment would also require the affirmative vote of holders of not less than two-thirds of such class of preferred shares.

If preferred shares in excess of the preferred shares ownership limit or the preferred shares related party limit are issued or transferred to any person absent a waiver of such limit, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. In addition, if an issuance or transfer would cause our shares to be beneficially or constructively owned by fewer than 100 persons or would result in our being “closely held” within the meaning of Section 856(h) of the Code, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. Preferred shares transferred or proposed to be transferred in excess of the preferred shares ownership limit or the preferred shares related party limit or which would otherwise jeopardize our REIT status will be subject to repurchase by us. The purchase price of such preferred shares will be equal to the lesser of:

•	the price in such proposed transaction; and

•	the fair market value of such shares reflected in the last reported sales price for the shares on the trading day immediately preceding the date on which we or our designee determine to exercise our repurchase right if the shares are listed on a national securities exchange, or such price for the shares on the principal exchange if the shares are then listed on more than one national securities exchange.

If the shares are not listed on a national securities exchange, the purchase price will be equal to the lesser of:

•	the price in such proposed transaction; and

•	the latest bid quotation for the shares if the shares are then traded over the counter, or, if such quotation is not available, the fair market value as determined by our board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by us.

From and after the date fixed for our purchase of such preferred shares, the holder will cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares. Any dividend or distribution paid to a proposed transferee on such preferred shares must be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any such preferred shares may be deemed, at our option, to have acted as our agent in acquiring such preferred shares and to hold such preferred shares on our behalf.

All certificates for preferred shares will bear a legend referring to the restrictions described above.

Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the preferred shares must give written notice to us stating the name and address of such person, the number of shares owned, and a description of how such shares are held each year by January 31. In addition, each of those shareholders must provide supplemental information that we may request, in good faith, in order to determine our status as a REIT.

DESCRIPTION OF DEPOSITARY SHARES REPRESENTING PREFERRED SHARES

General

We may issue receipts for depositary shares representing preferred shares, or depositary receipts. Each depositary receipt will represent a fractional interest or a share of a particular series of a class of nonvoting preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series of each class represented by depositary shares will be deposited under a separate Deposit Agreement among us, the depositary named therein and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled to all the rights and preferences of the preferred shares represented by such depositary shares including dividend, voting, conversion, redemption and liquidation rights. Such rights and preferences will be proportionate to the fractional interest of a share of the particular series of preferred shares represented by the depositary shares evidenced by such Depositary Receipt. As of the date of this prospectus, there are issued and outstanding:

•	7,200,000 Depositary Shares each representing 1/10 of a share of 8% Class G Cumulative Redeemable Preferred Shares;

•	8,200,000 Depositary Shares each representing 1/20 of a share of the 73/8% Class H Cumulative Redeemable Preferred Shares; and

•	6,800,000 Depositary Shares each representing 1/20 of a share of 7.50% Class I Redeemable Preferred Shares.

See “Description of Preferred Shares.” These depositary shares representing preferred shares are listed on the New York Stock Exchange under the symbols DDR-PG, DDR-PH and DDR-PI, respectively.

The depositary shares representing preferred shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately after we issue and deliver the preferred shares to the depositary, we will cause the depositary to issue the Depositary Receipts on our behalf. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from us upon request.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related Depositary Receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of Depositary Receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Shares

Unless the related depositary shares representing preferred shares have previously been called for redemption, upon surrender of the Depositary Receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares representing preferred shares therefor. If the Depositary Receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares Representing Preferred Shares

Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to Noncumulative Shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares representing preferred shares are to be redeemed, the depositary shares representing preferred shares to be redeemed will be selected by the depositary by lot.

After the date fixed for redemption, the depositary shares representing preferred shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the depositary shares representing preferred shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such Depositary Receipts were entitled to at the time of redemption when they surrender their Depositary Receipts to the depositary.

Voting of the Underlying Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the Depositary Receipts related to such preferred shares. Each record holder of Depositary Receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder’s Depositary Receipts. The record date for Depositary Receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such Depositary Receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of Depositary Receipts.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such Depositary Receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares representing preferred shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares representing preferred shares, the Depositary Receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital stock. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares representing preferred shares evidenced by a Depositary Receipt are to be converted in part only, one or more new Depositary Receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the depositary shares which represent the preferred shares and any provision of the Deposit Agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding Depositary Receipts.

We may terminate the Deposit Agreement upon not less than 30 days’ prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the Deposit Agreement, the depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such Depositary Receipts. In addition, the Deposit Agreement will automatically terminate if:

(1) all outstanding depositary shares have been redeemed,

(2) there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of Depositary Receipts evidencing the depositary shares representing such preferred shares, or

(3) each related preferred share shall have been converted into capital stock that is not represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

Miscellaneous

The depositary will forward to holders of Depositary Receipts any reports and communications from us which it receives with respect to the related preferred shares.

Neither we nor the depositary will be liable if it is prevented from or delayed, by law or any circumstances beyond its control, in performing its obligations under the Deposit Agreement. The obligations of the Company and the depositary under the Deposit Agreement will be limited to performing our respective duties thereunder in good faith and without negligence, gross negligence or willful misconduct. DDR and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. DDR and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of Depositary Receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF COMMON SHARES

Capitalization

Our articles of incorporation authorize us to issue up to 500,000,000 common shares, $0.10 par value per share.

General

The following description summarizes certain general terms and provisions of our common shares. This summary may not contain all of the information that is important to you. For more detail, you should refer to the applicable provisions of our articles of incorporation and our code of regulations that are filed as exhibits to the registration statement of which this prospectus forms a part.

Holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Any payment and declaration of dividends by us on our common shares and purchases thereof will be subject to certain restrictions if we fail to pay dividends on any outstanding preferred shares. See “Description of Preferred Shares — Dividends.” If we are liquidated, dissolved or involved in any winding-up, the holders of our common shares are entitled to receive ratably any assets remaining after we have fully paid all of our liabilities, including the preferential amounts we owe with respect to any preferred shares. Holders of our common shares possess ordinary voting rights, with each share entitling the holder to one vote. Holders of our common shares have cumulative voting rights in the election of directors. Holders of our common shares do not have preemptive rights, which means that they have no right to acquire any additional common shares that we may subsequently issue.

Restrictions on Ownership

In order for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. “Individual” is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Additionally, certain other requirements must be satisfied.

To ensure that five or fewer individuals do not own more than 50% in value of our outstanding common shares, our articles of incorporation provide that, subject to certain exceptions (including those set forth below), no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5%, which we refer to as the ownership limit, of our outstanding common shares. The “existing holder,” which includes, collectively, (a) Iris Wolstein and/or all descendants of Iris Wolstein (which includes Scott A. Wolstein), (b) trusts or family foundations established for the benefit of the individuals named in (a) above and (c) other entities controlled by the individuals named in (a) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Code, no more than 5.1% of our outstanding common shares. The “exempt holder,” which includes, collectively, (x) Professor Werner Otto, his wife Maren Otto and/or all descendants of Professor Werner Otto, including, without limitation, Alexander Otto, (y) trusts or family foundations established for the benefit of the individuals named in (x) above and (z) other entities controlled by the individuals named in (x) above (or trusts or family foundations established for the benefit of those individuals) may own, or be deemed to own by virtue of the attribution provisions of the Code, no more than 29.8% of our outstanding common shares.

In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% of our outstanding common shares, which we refer to as the related party limit. Our board of directors may exempt a person from the ownership limit if the person would not be deemed an “individual” and may exempt a person from the related party limit if an opinion of counsel or a ruling from the Internal Revenue Service, or IRS, is provided to our board of directors to the effect that the ownership will not then or in the future jeopardize our status as a REIT. Our board of directors may also exempt the exempt holder and any person who would constructively own common shares constructively owned by the exempt holder from the ownership limit in its sole discretion. As a condition of any exemption, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status.

Additionally, our articles of incorporation prohibit any transfer of common shares that would cause us to cease to be a “domestically controlled qualified investment entity” as defined in Section 897(h)(4)(B) of the Code.

The preceding restrictions on transferability and ownership of common shares may not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. The ownership limit and the related party limit will not be automatically removed even if the REIT provisions of the Code are changed to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the effects of the ownership limit and the related party limit are to prevent any person or small group of persons from acquiring unilateral control of us. Any change in the ownership limit, other than modifications that may be made by our board of directors as permitted by our articles of incorporation, requires an amendment to the articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to the articles of incorporation require the affirmative vote of holders owning a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, that amendment also would require the affirmative vote of holders of two-thirds of the affected class of preferred shares.

Our articles of incorporation provide that upon a transfer or non-transfer event that results in a person beneficially or constructively owning common shares in excess of the applicable ownership limits or that results in us being “closely held” within the meaning of Section 856(h) of the Code, the person, which we refer to as a prohibited owner, will not acquire or retain any rights or beneficial economic interest in the shares that would exceed such applicable ownership limits or result in us being closely held, which we refer to as excess shares. Instead, the excess shares will be automatically transferred to a person or entity unaffiliated with and designated by us to serve as trustee of a trust for the exclusive benefit of a charitable beneficiary to be designated by us within five days after the discovery of the transaction that created the excess shares. The trustee will have the exclusive right to designate a person who may acquire the excess shares without violating the applicable restrictions, which we refer to as a permitted transferee, to acquire all of the shares held by the trust. The permitted transferee must pay the trustee an amount equal to the fair market value (determined at the time of transfer to the permitted transferee) for the excess shares. The trustee will pay to the prohibited owner the lesser of (a) the value of the shares at the time they became excess shares and (b) the price received by the trustee from the sale of the excess shares to a permitted transferee. The beneficiary will receive the excess of (x) the sale proceeds from the transfer to a permitted transferee over (y) the amount paid to the prohibited owner, if any, in addition to any dividends paid with respect to the excess shares.

All certificates representing our common shares bear a legend referring to the preceding restrictions.

Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding common shares must give written notice to us stating the name and address of such person, the number of shares owned, and a description of how such shares are held each year by January 31. In addition, each of those shareholders must provide supplemental information that we may request, in good faith, in order to determine our status as a REIT.

DESCRIPTION OF COMMON SHARE WARRANTS

We may issue common share warrants for the purchase of common shares. We may issue common share warrants independently or together with any other securities offered by any prospectus supplement. The common share warrants we issue may be attached to or separate from such offered securities. Each series of common share warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the common share warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common share warrants. The following sets forth certain general terms and provisions of the common share warrants that may be offered under this Registration Statement. Further terms of the common share warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the common share warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1) the title of such common share warrants;

(2) the aggregate number of such common share warrants;

(3) the price or prices at which such common share warrants will be issued;

(4) the number of common shares purchasable upon exercise of such common share warrants;

(5) the designation and terms of the other Offered Securities with which such common share warrants are issued and the number of such common share warrants issued with each such Offered Security;

(6) the date, if any, on and after which such common share warrants and the related common shares will be separately transferable;

(7) the price at which each common share purchasable upon exercise of such common share warrants may be purchased;

(8) the date on which the right to exercise such common share warrants shall commence and the date on which such right shall expire;

(9) the minimum or maximum amount of such common share warrants which may be exercised at any one time;

(10) information with respect to book-entry procedures, if any;

(11) a discussion of certain federal income tax considerations; and

(12) any other terms of such common share warrants, including terms, procedures and limitations relating to the exchange and exercise of such common share warrants.

You should also read the section captioned “Description of Common Shares” for a general description of the common shares to be acquired upon the exercise of the common share warrants, including a description of certain restrictions on the ownership of common shares. We will treat as outstanding any common shares that may be acquired upon the exercise of common share warrants, directly or constructively held by an investor, at the following times:

(1) at the time of acquisition of the common share warrants, and

(2) prior to the exercise of the common share warrants, for purposes of determining the percentage ownership of common shares held by such investor.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW

Certain provisions of Ohio law may have the effect of discouraging or rendering more difficult an unsolicited acquisition of a corporation or its capital stock to the extent the corporation is subject to those provisions. We have opted out of one such provision. We remain subject to the foregoing provisions, which are described below.

Chapter 1704 of the Ohio Revised Code prohibits certain transactions, including mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassifications of the then-outstanding shares of an Ohio corporation with 50 or more shareholders involving, or for the benefit of, certain holders of shares representing 10% or more of the voting power of the corporation (any such shareholder, a “10% Shareholder”), unless:

(1) the transaction is approved by the directors before the 10% Shareholder becomes a 10% Shareholder;

(2) the acquisition of 10% of the voting power is approved by the directors before the 10% Shareholder becomes a 10% Shareholder; or

(3) the transaction involves a 10% Shareholder who has been a 10% Shareholder for at least three years and is approved by the directors before the 10% Shareholder becomes a 10% Shareholder, is approved by holders of two-thirds of our voting power and the holders of a majority of the voting power not owned by the 10% Shareholder, or certain price and form of consideration requirements are met.

Chapter 1704 of the Ohio Revised Code may have the effect of deterring certain potential acquisitions of us which might be beneficial to shareholders.

Section 1707.041 of the Ohio Revised Code regulates certain “control bids” for corporations in Ohio with fifty or more shareholders that have significant Ohio contacts and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at fixed prices or at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for

us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Jones Day will pass upon the validity of the securities being offered by this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference to Developers Diversified Realty Corporation’s Current Report on Form 8-K filed August 10, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Developers Diversified Realty Corporation for the year ended December 31, 2008 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means:

•	incorporated documents are considered part of the prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the year ended December 31, 2008, as amended by Form 10-K/A filed on April 29, 2009;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	our Current Reports on Form 8-K filed on January 6, 2009; February 27, 2009; March 11, 2009; April 7, 2009; May 11, 2009; June 12, 2009; July 1, 2009; July 31, 2009; August 3, 2009; August 10, 2009; August 14, 2009; September 10, 2009; September 18, 2009, September 21, 2009; September 25, 2009 and September 29, 2009; and

•	the description of our common shares contained in our Registration Statement on Form 8-A dated January 26, 1993 and all amendments or reports filed with the SEC for the purpose of updating such description.

Our Current Report on Form 8-K filed with SEC on August 10, 2009 for purposes of, among other things, reflecting the impact of the classification of discontinued operations of properties sold after January 1, 2009, pursuant to the requirements of Statement No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” updates Items 6, 7, 7A, 15(a)(i) and 15(a)(2) of our Annual Report on Form 10-K for the year ended December 31, 2008.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities terminates. We will not, however, incorporate by reference in this prospectus any documents or portions of any documents that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost if you submit a request to us by writing or telephoning us at the following address and telephone number:

Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122
Telephone Number: (216) 755-5500
Attn: Investor Relations

We also maintain a web site that contains additional information about us (http://www.ddr.com). The information on, or accessible through, our web site is not part of, or incorporated by reference into, this prospectus other than the documents that we file with the SEC and incorporate by reference into this prospectus.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which also is incorporated herein by reference, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.